UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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CONMED CORPORATION
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CONMED CORPORATION

525 French Road

Utica, New York 13502

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CONMED Corporation (the “Company”) will be held at the offices of the Company at 525 French Road, Utica, New York on Thursday, May 17, 2007 at 3:30 p.m. (New York time), for the following purposes:

(1)	To elect eight directors to serve on the Company’s Board of Directors;

(2)	To ratify the appointment of independent registered public accounting firm for the Company for 2007;

(3)	To approve the 2007 Non-Employee Director Equity Compensation Plan; and

(4)	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The shareholders of record at the close of business on March 30, 2007, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

Even if you plan to attend the meeting in person, we request that you mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be certain of being represented and voted at the meeting. Any proxy given by a shareholder may be revoked by that shareholder at any time prior to the voting of the proxy.

By Order of the Board of Directors,

Thomas M. Acey Secretary

April 13, 2007

CONMED CORPORATION
525 French Road
Utica, New York 13502

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
May 17, 2007

The enclosed proxy is solicited by and on behalf of the Board of Directors of CONMED Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held on Thursday, May 17, 2007, at 3:30 p.m. (New York time), at the offices of the Company at 525 French Road, Utica, New York, and any adjournment thereof. The matters to be considered and acted upon at such meeting are described in the foregoing notice of the meeting and this proxy statement. This proxy statement, the related form of proxy and the Company’s Annual Report to Shareholders are being mailed on or about April 13, 2007, to all shareholders of record on March 30, 2007. Shares of the Company’s common stock, par value $.01 per share (“Common Stock”), represented in person or by proxy will be voted as described in this proxy statement or as otherwise specified by the shareholder. Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the meeting and voting in person.

The persons named as proxies are Eugene R. Corasanti and Daniel S. Jonas, who are, respectively, the non-executive Chairman of the Board, and the Vice President – Legal Affairs and General Counsel of the Company. The cost of preparing, assembling and mailing the proxy, this proxy statement and other material enclosed, and all clerical and other expenses of solicitations, will be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such parties and will reimburse such parties for their expenses in forwarding soliciting material.

Votes at the 2007 Annual Meeting will be tabulated by a representative of Registrar and Transfer Company, which has been appointed by the Company’s Board of Directors to serve as inspector of election.

VOTING RIGHTS

The holders of record of the 28,173,442 shares of Common Stock outstanding on March 30, 2007 will be entitled to one vote for each share held on all matters coming before the meeting. The holders of record of a majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the meeting. Shareholders are not entitled to cumulative voting rights. Under the rules of the Securities and Exchange Commission, or the SEC, boxes and a designated blank space are provided on the proxy card for shareholders if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director. In accordance with New York State law, such abstentions are not counted in determining the votes cast at the meeting. With respect to Proposal (1), the director nominees who receive the greatest number of votes at the meeting will be elected to the Board of Directors of the Company. Votes against, and votes withheld in respect of, a candidate have no legal effect. Proposals (2) and (3) require the affirmative vote of the holders of a majority of the votes cast at the meeting in order to be approved by the shareholders.

When properly executed, a proxy will be voted as specified by the shareholder. If no choice is specified by the shareholder, a proxy will be voted “for” all portions of items (1), (2) and (3) and in the proxies’ discretion on any other matters coming before the meeting.

Under the rules of the New York Stock Exchange, Inc., which effectively govern the voting by any brokerage firm holding shares registered in its name or in the name of its nominee on behalf of a beneficial owner, Proposals (1) and (2) are considered “discretionary” items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days prior to the Annual Meeting. Proposal (3) is considered “non discretionary” and brokers who have received no instructions from their clients do not have discretion to vote on this item. The broker non-votes will be treated in the same manner as votes present.

PROPOSALS TO BE SUBMITTED AT THE SHAREHOLDERS MEETING

There are three proposals expected to be submitted for shareholder approval. The first concerns the election of directors. The second concerns ratifying the appointment of the Company’s independent registered public accounting firm (independent accountants).  The third concerns approval of a new non-employee director equity compensation plan.  These proposals are more fully described below.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the meeting, eight directors are to be elected to serve on the Company’s Board of Directors. The shares represented by proxies will be voted as specified by the shareholder. If the shareholder does not specify his or her choice, the shares will be voted in favor of the election of the nominees listed on the proxy card, except that in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such other persons as the Corporate Governance and Nominating Committee of the Board of Directors may recommend. The Company does not presently contemplate that any of the nominees will become unavailable for election for any reason. The director nominees who receive the greatest number of votes at the meeting will be elected to the Board of Directors of the Company. Votes against, and votes withheld in respect of, a candidate have no legal effect. Shareholders are not entitled to cumulative voting rights.

The Board of Directors presently consists of seven directors. Directors hold office for terms expiring at the next annual meeting of shareholders and until their successors are duly elected and qualified. Each of the nominees proposed for election at the Annual Meeting other than Mr. Tryniski is presently a member of the Board of Directors and has been elected by the shareholders.

The following table sets forth certain information regarding the members of, and nominees for, the Board of Directors:

NOMINEES FOR ELECTION AT THE 2007 ANNUAL MEETING

Name	Age	Served As Director Since	Principal Occupation or Position with the Company
Eugene R. Corasanti	76	1970	Chairman of the Board of Directors and Vice Chairman of the Company.

Joseph J. Corasanti	43	1994	Chief Executive Officer and President of the Company; Director of the Company; Director of II-VI, Inc. (Nasdaq: IIVI).

Bruce F. Daniels	72	1992
Executive, retired; former Controller of the international division of Chicago Pneumatic Tool Company; Director of the Company. As noted below, the Board of Directors has determined that Mr. Daniels is independent, and is a financial expert.

Jo Ann Golden	59	2003	Partner of Dermody, Burke and Brown, CPAs, LLC (accountants); Director of the Company. As noted below, the Board of Directors has determined that Ms. Golden is independent, and is a financial expert.

Stephen M. Mandia	42	2002	Chief Executive Officer of East Coast Olive Oil Corp.; Director of the Company. As noted below, the Board of Directors has determined that Mr. Mandia is independent.

William D. Matthews	72	1997
Retired Chairman of the Board of Directors and retired Chief Executive Officer of Oneida Ltd. (NYSE: OCQ), Chairman of the Board of Directors of Oneida Financial Corporation (Nasdaq: ONFC) and a former director of Coyne Textile Services; Director of the Company. As noted below, the Board of Directors has determined that Mr. Matthews is independent, and is a financial expert.

Stuart J. Schwartz	70	1998	Physician, retired; Director of the Company. As noted below, the Board of Directors has determined that Dr. Schwartz is independent.

Mark E. Tryniski	46	N/A	President and Chief Executive Officer of Community Bank System, Inc. in DeWitt, New York (NYSE: CBU); former partner of PricewaterhouseCoopers LLP in Syracuse, New York.

More information concerning the directors and nominees is set forth below under the heading Corporate Governance Matters – Directors, Executive Officers, Senior Officers and Nominees for the Board of Directors.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL TWO: INDEPENDENT ACCOUNTANTS

The independent accountants for the Company have been PricewaterhouseCoopers LLP since 1982. The Audit Committee appointed PricewaterhouseCoopers LLP to be nominated as independent accountants for 2007, subject to shareholder ratification.

Unless otherwise specified, shares represented by proxies will be voted for the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2007. Neither our certificate of incorporation nor our by-laws require that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants. We are doing so because we believe it is a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, but may elect to retain them. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of votes cast at the meeting is necessary for the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2007.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL THREE:  THE 2007 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN

On March 2, 2007, upon the recommendation of our Compensation Committee, our Board of Directors unanimously approved the 2007 Non-Employee Director Equity Compensation Plan, subject to approval by our shareholders. The 2007 Non-Employee Director Equity Compensation Plan (the “2007 NED Plan”) will be applicable only to awards granted on or after the date the 2007 NED Plan is approved by shareholders (the “Effective Date”).

The following summary of the material terms of the 2007 NED Plan is qualified in its entirety by reference to the complete text of the 2007 NED Plan, which is attached hereto as Exhibit A.

Overview

The purpose of the 2007 NED Plan is to attract, retain and motivate directors who serve on the Board of Directors for the Company, to compensate them for their contributions to the long-term growth and profits of the Company and to encourage them to acquire a proprietary interest in the success of the Company. The 2007 NED Plan will be administered by the Compensation Committee, which may delegate any of its powers under the Plan to a subcommittee thereof.  Awards may be made to any non-employee director who may perform services for the Company and its subsidiaries and affiliates selected by the Compensation Committee.  The 2007 NED Plan provides for grants of stock appreciation rights (“SARs”), restricted stock units (“RSUs”), and other equity-based and equity-related awards (collectively, “Awards”).

Shares Subject to the Plan; Other Limitations of Awards

The total number of shares of Common Stock that may be delivered pursuant to Awards granted under the 2007 NED Plan may not exceed 125,000 shares, plus any shares remaining available for issuance under the 1996 Non-Employee Director Plan. These shares may be authorized but unissued shares of Common Stock or authorized and issued shares of Common Stock held in our treasury or otherwise acquired for the purposes of the 2007 NED Plan. If, after the Effective Date, any Award that is granted on or after the Effective Date (or under the 1996 Non-Employee Director Plan) is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock or shares of Common Stock are surrendered or withheld from any Award to satisfy any obligation of the Award recipient (including federal, state or foreign taxes) then the shares covered by such forfeited, terminated or canceled Award or which are equal to the number of shares surrendered or withheld will again become available to be delivered pursuant to Awards granted under the 2007 NED Plan.

Types of Awards

The 2007 NED Plan provides for Awards in the form of SARs, RSUs and other equity-based or equity-related awards pursuant to which Common Stock, cash or other property may be delivered to the Award recipient. Each Award will be evidenced by an award agreement (an “Award Agreement”) which will govern that Award’s terms and conditions.

Each non-employee director will annually receive 2,500 SARs (with a reference price equal to the fair market value of a share of Common Stock on the date on which the SAR is granted) on the first business day following the Company’s annual meeting with such SARs vesting no earlier than one year after they are granted.  It is the Compensation Committee’s intention that SARs granted to non-employee directors in 2007 will vest in 20% increments on each of the first, second, third, fourth and fifth anniversaries of the grant date.  The Board may also make other grants of SARs to non-employee directors, but only when they are appointed to the Board outside of the context of an election at the Company’s Annual Meeting of Shareholders.  A SAR entitles the recipient to receive shares of Common Stock, cash or other property equal in value to the appreciation of the Common Stock over the reference price specified by the Compensation Committee in the recipient’s Award Agreement. The reference price for each SAR will be fixed by the Compensation Committee at the time the SAR is granted, but it will always be at least equal to the fair market value of a share of Common Stock on the date on which the SAR is granted.  Any other terms and conditions of the SAR shall be determined by the Compensation Committee and shall be set forth in the Award Agreement.  All SARs must be exercised by the tenth anniversary of their grant date.

Each non-employee director will annually receive 1,000 RSUs on the first business day following the Company’s annual meeting with such RSUs vesting no earlier than one year after they are granted.  It is the Compensation Committee’s intention that RSUs granted to non-employee directors in 2007 will vest in 20% increments on each of the first, second, third, fourth and fifth anniversaries of the grant date.  The Board may also make other grants of RSUs to non-employee directors, but only when they are appointed to the Board outside of the context of an election at the Company’s Annual Meeting of Shareholders.  An RSU is an unfunded, unsecured right to receive a share of Common Stock (or cash or other securities or property) at a future date upon satisfaction of the conditions specified by the Compensation Committee in the recipient’s Award Agreement.

Other Provisions

When a non-employee director ceases being a non-employee director, his or her vested SARs will be exercisable until the earlier of the expiration date of the SARs or the first anniversary of his or her termination.  His or her vested RSUs will also be delivered to the grantee.  Any unvested SARs or RSUs will terminate upon the non-employee director ceasing to be a non-employee director unless otherwise provided in the relevant award agreement.  It is the Compensation Committee’s intention that the SARs and RSUs to be granted to non-employee directors in 2007 and which remain unvested when a non-employee director leaves the Board will immediately vest and become exercisable (in the case of SARs) if the non-employee director remained on the Board through the first anniversary of the grant date of such SARs or RSUs.  In that event, such SARs will be exercisable until the earlier of the expiration date of the SARs or the first anniversary of the non-employee director’s termination.  If the non-employee director did not remain on the Board through the first anniversary of the grant date of such SARs or RSUs, the awards will terminate immediately upon his or her leaving the Board.

In the event of a “Change in Control” (as defined in the 2007 NED Plan), (i) each outstanding SAR will fully vest and become exercisable, (ii) the restrictions applicable to all outstanding RSUs shall lapse and such RSUs will fully vest, (iii) any performance conditions will be deemed satisfied in full, and (iv) all outstanding RSUs will be paid in cash if so specified by the Compensation Committee.

The Board may suspend, discontinue, revise or amend the 2007 NED Plan in any respect whatsoever, but no amendment may materially adversely affect a recipient without his or her prior written consent.  Unless sooner terminated by the Board, the 2007 NED Plan will terminate on the day before the tenth anniversary of the Effective Date, but any Award granted prior to that date shall continue pursuant to its terms and the terms of this Plan.

U.S. Federal Tax Implications of Options and RSUs

The following summary generally describes the principal Federal (but not state and local) income tax consequences of the issuance and exercise of Awards under the 2007 NED Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or the Company. The provisions of the Internal Revenue Code and the regulations thereunder relating to these matters are complex and subject to change and their impact in any one case may depend upon the particular circumstances.

A non-employee director will not realize any income, and the Company will not be entitled to a deduction, at the time that a SAR is granted under the 2007 NED Plan. Upon exercising a SAR, a non-employee director will realize ordinary income (not as capital gain), and the Company will be entitled to a corresponding deduction, in an amount equal to the fair market value on the exercise date of the shares subject to the SAR over the reference price of the SAR. The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income (not as capital gain) by the non-employee director in connection with the exercise of a SAR.

Generally, the grant of an RSU does not result in taxable income to the participant or a deduction to the Company.  Upon distribution of the shares (or cash) underlying the RSUs, a non-employee director will recognize as ordinary income an amount equal to the cash and/or fair market value (measured on the distribution date) of the shares (or cash) received, and such amount may be deductible by the Company.

New Plan Benefits

Other than for grants of awards to non-employee directors when they are appointed to the Board outside of the context of an election at the Company’s Annual Meeting of Shareholders, each non-employee director will annually receive 2,500 SARs and 1,000 RSUs.

The Board of Directors recommends a vote FOR this proposal.

As of March 30, 2007, the closing price of a share of Common Stock on the Nasdaq Stock Market was $29.23.

OTHER BUSINESS

Management knows of no other business which will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Any shareholder desiring to present a proposal to the shareholders at the 2008 Annual Meeting, which currently is expected to be scheduled on or about May 15, 2008, and who desires that such proposal be included in the Company’s proxy statement and proxy card relating to that meeting, must transmit such proposal to the Company so that it is received by the Company at its principal executive offices on or before December 17, 2007. All such proposals should be in compliance with applicable SEC regulations. The Company’s Corporate Governance and Nominating Committee will consider nominees for election as directors who are proposed by shareholders if the following procedures are followed. Shareholders wishing to propose matters for consideration at the 2008 Annual Meeting or to propose nominees for election as directors at the 2008 Annual Meeting must follow specified advance notice procedures contained in the Company’s by-laws, a copy of which is available on request to the General Counsel of the Company, c/o CONMED Corporation, 525 French Road, Utica, New York 13502 (Telephone (315) 797-8375). As of the date of this proxy statement, shareholder proposals, including director nominee proposals, must comply with the conditions set forth in Section 1.13 of the Company’s by-laws and to be considered timely, notice of a proposal must be received by the Company between February 15, 2008 and March 17, 2008.

CORPORATE GOVERNANCE MATTERS
DIRECTORS, EXECUTIVE OFFICERS, SENIOR OFFICERS AND
NOMINEES FOR THE BOARD OF DIRECTORS

Director Nominees

EUGENE R. CORASANTI (age 76) has served as Chairman of the Board of the Company since its incorporation in 1970. Mr. Corasanti also served as the Company’s Chief Executive Officer since its founding through December 31, 2006 and continues to serve as Vice Chairman, having served as President and Chief Operating Officer from its founding until August 1999. Prior to the founding of the Company, Mr. Corasanti was an independent public accountant. Mr. Corasanti holds a B.B.A. degree in Accounting from Niagara University. Eugene R. Corasanti’s son, Joseph J. Corasanti, is Chief Executive Officer and President and a Director of the Company.

JOSEPH J. CORASANTI (age 43) has served as Chief Executive Officer and President since January 1, 2007, having served as President and Chief Operating Officer of the Company since August 1999 and as a Director of the Company since May 1994. Mr. Corasanti is also a member of the Board of Directors of II-VI, Inc. (Nasdaq: IIVI), a manufacturer of optical and electro-optical components and devices for infrared, e-ray, gamma-ray, telecommunication and other applications, where Mr. Corasanti is a member of the audit committee. He also served as General Counsel and Vice President-Legal Affairs of the Company from March 1993 to August 1998 and Executive Vice-President/General Manager of the Company from August 1998 to August 1999. Prior to that time he was an Associate Attorney with the law firm of Morgan, Wenzel & McNicholas, Los Angeles, California from 1990 to March 1993. Mr. Corasanti holds a B.A. degree in Political Science from Hobart College and a J.D. degree from Whittier College School of Law. Joseph J. Corasanti is the son of Eugene R. Corasanti, Chairman of the Board and Vice Chairman of the Company.

BRUCE F. DANIELS (age 72) has served as a Director of the Company since August 1992. Mr. Daniels is a retired executive. From August 1974 to June 1997, Mr. Daniels held various executive positions, including a position as Controller with Chicago Pneumatic Tool Company. Mr. Daniels holds a B.S. degree in Business from Utica College of Syracuse University. The Board of Directors has determined that Mr. Daniels is independent, and that he is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

JO ANN GOLDEN (age 59) was elected to the Board of Directors in 2003 following the recommendation of the Corporate Governance and Nominating Committee, which nomination was approved by the full Board of Directors in February 2003. Ms. Golden is a certified public accountant and the managing partner of the New Hartford, New York office of Dermody Burke and Brown, CPAs, LLC, an accounting firm. Ms. Golden is the past President of the New York State Society of Certified Public Accountants (the State Society), having served previously as the Secretary and Vice President of the State Society. In addition, Ms. Golden is a past president of the New York State Society’s Foundation for Accounting Education. Ms. Golden is also a past member of the governing Council of the American Institute of Certified Public Accountants (AICPA), and was a member of the AICPA’s Global Credential Survey Task Force in 2001. Ms. Golden holds a B.A. from the State University College at New Paltz, and a B.S. in Accounting from Utica College of Syracuse University. The Board of Directors has determined that Ms. Golden is independent, and that she is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

STEPHEN M. MANDIA (age 42) has served as a Director of the Company since July 2002. Mr. Mandia has been the Chief Executive Officer of East Coast Olive Oil Corp. since 1991. Mr. Mandia also possesses financial ownership and sits on the board of Gem Packing Corp., Utica Plastics, LLC, ECOO Realty Corp., Olive Transport Corp. and Northside Gourmet Corp., which are all affiliated with East Coast Olive Oil Corp. Mr. Mandia holds a B.S. Degree from Bentley College, located in Waltham, Massachusetts, having also undertaken undergraduate studies at Richmond College in London. The Board of Directors has determined that Mr. Mandia is independent within the meaning of the rules of the Securities and Exchange Commission.

WILLIAM D. MATTHEWS (age 72) has served as a Director of the Company since August 1997. From 1986 until retiring from the positions in 1999, Mr. Matthews was the Chairman of the Board and the Chief Executive Officer of Oneida Ltd. Mr. Matthews is the Chairman of the Board of Directors and a member of the audit committee of Oneida Financial Corporation (Nasdaq: ONFC) and a former director of Coyne Textile Services. Mr. Matthews holds a B.A. degree from Union College and an L.L.B. degree from Cornell University School of Law. The Board of Directors has determined that Mr. Matthews is independent, and that he is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

STUART J. SCHWARTZ (age 70) has served as a Director of the Company since May 1998. Dr. Schwartz is a retired physician. From 1969 to December 1997, he was engaged in private practice as an urologist. Dr. Schwartz holds a B.A. degree from Cornell University and an M.D. degree from SUNY Upstate Medical College, Syracuse. The Board of Directors has determined that Dr. Schwartz is independent within the meaning of the rules of the Securities and Exchange Commission.

MARK E. TRYNISKI (age 46) has not served as a Director of the Company.  Following the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has submitted Mr. Tryniski to the Shareholders for election to the Board of Directors at the 2007 Annual Meeting.  Mr. Tryniski is the President and Chief Executive Officer of Community Bank System, Inc. (NYSE: CBU), where he served as Executive Vice President and Chief Operating Officer from February 2004 through August 2006.  From June 2003 through February 2004, Mr. Tryniski was the Chief Financial Officer.  Prior to joining Community Bank in June 2003, Mr. Tryniski was a partner with PricewaterhouseCoopers LLP in Syracuse, New York.  Mr. Tryniski  holds a B.S. degree from  the State University of New York at Oswego.  The Board of Directors has determined that, if elected as a director, Mr. Tryniski will be independent within the meaning of the rules of the Securities and Exchange Commission.

The Board of Directors has determined that Messrs. Daniels, Mandia, and Matthews, Ms. Golden and Dr. Schwartz, and if elected Mr. Tryniski, have no material relationship with the Company and are independent under the standards of the Nasdaq Stock Market.

After conducting a self-assessment, the Board agreed that the independent directors would meet in executive session after at least two Board meetings each year. Currently there is no lead director, and the independent directors designate, on a rotational basis, which director will preside at each executive session.

The Company’s Directors are elected at each annual meeting of shareholders and serve until the next annual meeting and until their successors are duly elected and qualified. Eugene R. Corasanti’s employment is subject to an employment agreement which, is terminable at will, as further described below.  Joseph J. Corasanti’s employment is subject to an amended and restated employment agreement which expires on December 31, 2009. The Company’s other officers are appointed by the Board of Directors and, except as set forth below, hold office at the will of the Board of Directors.

Executive Officers and Senior Officers

WILLIAM W. ABRAHAM (age 75) joined the Company in May 1977 as General Manager. He served as the Company’s Vice President-Manufacturing and Engineering from June 1983 until October 1989. In November of 1989 he was named Executive Vice President and in March 1993, he was named Senior Vice President of the Company. Mr. Abraham holds a B.S. degree in Industrial Management from Utica College of Syracuse University.

THOMAS M. ACEY (age 60) has been employed by the Company since August 1980 and has served as the Company’s Treasurer since August 1988 and as the Company’s Secretary since January 1993. Mr. Acey holds a B.S. degree in Public Accounting from Utica College of Syracuse University and prior to joining the Company was employed by the certified public accounting firm of Tartaglia & Benzo in Utica, New York.

DANIEL S. JONAS (age 43) joined the Company as General Counsel in August 1998 and in addition became the Vice President-Legal Affairs in March 1999. In September 1999 through July 2005, Mr. Jonas assumed responsibility for certain of the Company’s Regulatory Affairs and Quality Assurance departments. In March 2003, Mr. Jonas also became responsible for the administration of the Company’s ethics policy. Mr. Jonas is also a director and secretary of CNY MedTech Association, Inc. and CNY MedTech Foundation, Inc.. Prior to his employment with the Company, Mr. Jonas was a partner with the law firm of Harter, Secrest & Emery, LLP in Syracuse from January 1998 to August 1998, having joined the firm as an Associate Attorney in 1995. Prior to that he was an Associate Attorney at Miller, Alfano & Raspanti, P.C. in Philadelphia from 1992 to 1995 as well as an adjunct professor of law at the University of Pennsylvania Law School from 1991 to 1995. Mr. Jonas holds an A.B. degree from Brown University and a J.D. from the University of Pennsylvania Law School.

JANE E. METCALF (age 50) joined the Company in July 2005 as the Vice President of Corporate Regulatory Affairs.  Prior to her employment with the Company, Ms. Metcalf was the Vice President of Quality Assurance and Regulatory Affairs at 3F Therapeutics in Lake Forest, California, from June 2003 through June 2005, and held the position of Vice President Development Systems and Vice President Quality Assurance and Regulatory Affairs for Avail Medical in Santa Ana, California, from April 2000 through May 2003.  Prior to that, Ms. Metcalf held management positions with Medtronic and Allergan.  Ms. Metcalf holds a B.S. in Chemical Engineering from the University of Massachusetts, and an M.B.A. from the University of California.

DAVID R. MURRAY (age 59) joined the Company in July 2004 as the President of CONMED Electrosurgery.  Mr. Murray was self-employed as a consultant to medical device businesses from 2001 through 2004, and served as the President and Chief Executive Officer of Cryogen, Inc. from 1996 through 2001. Mr. Murray holds a B.S. in Industrial Management from Purdue University, and an M.B.A. in Finance from the Wharton School of the University of Pennsylvania.

LUKE A. POMILIO (age 42) joined the Company as Controller in September 1995. In addition, in September 1999, Mr. Pomilio became a Vice President with responsibility for certain of the Company’s manufacturing and research and development activities. Prior to his employment with the Company, Mr. Pomilio served as Controller of Rome Cable Corporation, a wire and cable manufacturer. He was also employed as a certified public accountant for Price Waterhouse LLP where he most recently served as an audit manager. Mr. Pomilio graduated with a B.S. degree in Accounting and Law from Clarkson University.

ROBERT D. SHALLISH, JR. (age 58) joined the Company as Chief Financial Officer and Vice President-Finance in December 1989 and has also served as an Assistant Secretary since March 1995. Prior to this he was employed as Controller of Genigraphics Corporation in Syracuse, New York since 1984. He was employed by Price Waterhouse LLP as a certified public accountant and senior manager from 1972 through 1984. Mr. Shallish graduated with a B.A. degree in Economics from Hamilton College and holds a Master’s degree in Accounting from Syracuse University.

JOHN J. STOTTS (age 50) joined the Company as Vice President-Marketing and Sales for Patient Care in July 1993 and became Vice President-Marketing in December 1996. In January 2000, Mr. Stotts became Vice President - Marketing and Sales for Patient Care Products, a position now referred to as Vice President – Patient Care. Prior to his employment with the Company, Mr. Stotts served as Director of Marketing and Sales for Medtronic Andover Medical, Inc. Mr. Stotts holds a B.A. degree in Business Administration from Ohio University.

DENNIS M. WERGER (age 53) joined the Company in November 2004 as the Vice President and General Manager of CONMED Endoscopic Technologies (“CET”). From October 2002 until November 2004, Mr. Werger was the President and Chief Operating Officer of Granit Medical Innovations, LLC in Nashua, N.H. and New York, N.Y. Prior to that, Mr. Werger was the Vice President of Marketing for the Endoscopic Technologies division of C.R. Bard in Billerica, MA, having held other positions with C.R. Bard prior to that. Mr. Werger holds a B.S. in Accounting degree from Mt. St. Mary’s College, and a Masters in Business Administration from the University of Phoenix in Denver, Colorado.

FRANK R. WILLIAMS (age 58) joined the Company in 1974 as Sales Manager and Director of Marketing and became Vice President-Marketing and Sales in June 1983. In September 1989, Mr. Williams was named Vice President-Business Development. In November 1995, he was named Vice President-Technology Assessment and in January 2000, was also named Vice President-Research and Development and Marketing for Minimally Invasive Surgical Products, a position now known as Vice President - Endosurgery. Mr. Williams graduated with a B.A. degree from Hartwick College in 1970 as a biology major and did his graduate study in Human Anatomy at the University of Rochester College of Medicine.

GERALD G. WOODARD (age 59) joined the Company as President of Linvatec Corporation, a wholly-owned subsidiary of the Company, in May 2000.  Prior to his employment with the Company, Mr. Woodard served as the President of Elekta Holdings, Inc. from March 1998 to May 2000. Prior to holding this position Mr. Woodard was the President of the Monitoring and Information Systems Division of Marquette Medical Systems from November 1995 to March 1998. Mr. Woodard holds a B.G.S. degree from Indiana University.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

The full Board of Directors met six times in person or by telephone conference call, and voted by unanimous consent on one occasion during 2006. Each director attended or acted upon 100% of the total 2006 full board meetings and the unanimous consent.

Board Committees:
The Company’s Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.  Members of the individual committees are named below:

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Bruce F. Daniels, Chairman	William D. Matthews, Chairman	Bruce F. Daniels, Chairman
Jo Ann Golden	Bruce F. Daniels	Stephen M. Mandia
Stephen M. Mandia	Stephen M. Mandia	Stuart J. Schwartz
William D. Matthews

The Audit Committee consists of four independent directors.  As more fully detailed in its charter, the Audit Committee is charged with (a) oversight of the Company’s accounting and financial reporting principles, policies and internal accounting controls and procedures; (b) oversight of the Company’s financial statements and the independent audit thereof; (c) nominating the outside auditors to be proposed for shareholder approval; (d) evaluating and, where deemed appropriate, replacing the independent auditors; (e) pre-approving all services permitted by law to be performed by the independent auditors, (f) approving all related-party transactions; and (g) establishing procedures for (i) the receipt, retention and treatment of complaints by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee has delegated its authority to pre-approve work by the independent auditors and related party transactions to the Chairman of the Audit Committee, who is required to disclose any such pre-approvals at the Audit Committee’s next meeting. The Audit Committee met ten times during 2006. All members of the Audit Committee attended every meeting, with the exception of one director who was unable to attend one meeting. The current Audit Committee Charter is available in the corporate governance section of the Company’s web site at (http://www.conmed.com) by first clicking on “INVESTORS”, then “SEC FILINGS” and then “GOVERNANCE”.  The charter is also available in print to any stockholder who requests it.

The Compensation Committee consists of three independent directors.  As set forth in its charter the Compensation Committee is charged with reviewing and establishing levels of salary, bonuses, benefits and other compensation for the Company’s officers. The Compensation Committee met seven times during 2006. All members of the Compensation Committee attended every meeting. The current Compensation Committee Charter is available in the corporate governance section of the Company’s web site at (http://www.conmed.com) by first clicking on “INVESTORS”, then “SEC FILINGS” and then “GOVERNANCE”.  The charter is also available in print to any stockholder who requests it.

The Corporate Governance and Nominating Committee consists of three independent directors. As stated in its charter, the Corporate Governance and Nominating Committee is responsible for recommending individuals to the full Board of Directors for nominations as members of the Board of Directors, and for developing and recommending to the full Board of Directors a set of corporate governance principles. The Corporate Governance and Nominating Committee will consider, but is not obligated to accept, shareholder recommendations for individuals to be nominated provided that such recommendations are submitted in writing to the Company’s General Counsel within the time frame for Shareholder Proposals for the Annual Meeting. The Corporate Governance and Nominating Committee met four times during 2006. All members of the Corporate Governance and Nominating Committee attended every meeting. The current Corporate Governance and Nominating Committee Charter and Corporate Governance Principles are available in the corporate governance section of the Company’s web site at (http://www.conmed.com) by first clicking on “INVESTORS”, then “SEC FILINGS” and then “GOVERNANCE”.  The charter is also available in print to any stockholder who requests it.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent”, as required by applicable listing standards of the Nasdaq Stock Market, in that no member of the Audit Committee has received any payments, other than compensation for Board services, from the Company. Although not currently engaged professionally in the practice of auditing or accounting, the Audit Committee and Board of Directors have determined that Messrs. Daniels and Matthews qualify as “audit committee financial experts” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and the implementing regulations. In addition, the Audit Committee and Board of Directors have determined that Ms. Golden qualifies as an “audit committee financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and the implementing regulations. The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board of Directors on March 17, 2004. A copy of the amended and restated charter is attached to the 2004 proxy statement and is available on the Company’s Web site.

Management is responsible for CONMED’s internal controls, financial reporting process and compliance with laws and regulations. The independent accountants are responsible for performing an integrated audit of CONMED’s consolidated financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company of Accounting Oversight Board (PCAOB). The Audit Committee’s responsibility is to monitor and oversee these processes, as well as to attend to the matters set forth in the amended and restated charter.

In this context, the Audit Committee has met on several occasions and held discussions with management and with the independent auditors, including executive meetings without management present. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards Nos. 61, 89 and 90 (Communication with Audit Committees).

CONMED’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants their independence. In this regard, the Audit Committee has determined that the provision of non-audit services by the independent auditors is compatible with the auditor’s independence in light of the nature and extent of permissible non-audit services provided to the Company.

Members of the Audit Committee necessarily rely on the information provided to them by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based upon the Audit Committee’s review and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in CONMED’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Bruce F. Daniels (Chair)	Jo Ann Golden
Stephen M. Mandia	William D. Matthews

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT

The role of the Corporate Governance and Nominating Committee is to recommend individuals to the Board for nomination as members of the Board and its committees and to develop and recommend to the Board a set of corporate governance principles applicable to the Company. The Board of Directors, in its business judgment, has determined that all members of the Corporate Governance and Nominating Committee are “independent,” as required by applicable listing standards of the Nasdaq Stock Market, in that no member of the Corporate Governance and Nominating Committee has received any payments, other than compensation for Board services, from the Company. The Corporate Governance and Nominating Committee operates pursuant to a Charter that was last amended and restated by the Board of Directors on February 29, 2004. A copy of the amended and restated charter is attached to the 2004 proxy statement and is available on the Company’s web site.

The Corporate Governance and Nominating Committee has no fixed process for identifying and evaluating potential candidates to be nominees. To date, the Corporate Governance and Nominating Committee has not retained the services of any third party to assist in the process of identifying or evaluating candidates, although this could change should circumstances warrant the services of a third party. Likewise, the Corporate Governance and Nominating Committee has no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Corporate Governance and Nominating Committee has opted to retain the flexibility to consider such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

The Committee may consider candidates proposed by management, but is not required to do so. As previously disclosed, the Corporate Governance and Nominating Committee will consider any nominees submitted to the Company by shareholders wishing to propose nominees for election as directors at the 2008 Annual Meeting, provided that the shareholders proposing any such nominees have adhered to specified advance notice procedures contained in the Company’s by-laws, a copy of which is available on request to the General Counsel of the Company, CONMED Corporation, 525 French Road, Utica, New York 13502 (Telephone (315) 797-8375).

Submitted by the Corporate Governance and Nominating Committee,

Bruce F. Daniels (Chair)	Stephen M. Mandia
Stuart J. Schwartz

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with the Board of Directors may do so by sending correspondence to the attention of the General Counsel of the Company at 525 French Road, Utica, New York 13502 with a cover letter explaining that the correspondence is intended for the Board of Directors. At this time, no communications received by the Company in this manner will be screened, although this could change without prior notice. In addition, questions may be posed to directors during the question and answer period at the Annual Meeting of Shareholders. The Company has no formal policy requiring that directors attend the Annual Meeting of Shareholders, although the Company’s expectation is that all directors will attend absent exceptional circumstances. Historically, all directors have attended the Annual Meeting of Shareholders, and all directors were present at the 2006 Annual Meeting of Shareholders.

ETHICS DISCLOSURE

The Company has adopted, as of March 31, 2003, an ethics program which applies to all employees, including senior financial officers and the principal executive officer. The ethics program is generally available through the investor relations section of the CONMED Corporation web site (http://www.conmed.com), and is administered by the Company’s General Counsel. The Program codifies standards reasonably necessary to deter wrongdoing and to promote honest and ethical conduct, avoidance of conflicts of interest, full, fair, accurate, timely and understandable disclosure, compliance with laws, prompt internal reporting of code violations and accountability for adherence to the code and permits anonymous reporting by employees to an independent third-party, which will alert the Chair of Audit Committee of Board of Directors if and when it receives any anonymous reports.  No waivers under the Ethics Policy have been granted.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The aggregate fees and expenses billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and December 31, 2006, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those years, and for the audit of the Company’s internal control over financial reporting as of December 31, 2005 and December 31, 2006, and all other audit related, and tax consulting and other fees and expenses, are set forth in the table below.

Fee Summary	2006	2005
Audit Fees and Expenses:
Audit of Annual Financial Statements and Interim Reviews	$1,254,000	$1,147,000
Audit of Internal Control over Financial Reporting	Included above	Included above
SEC Registration Statements	$10,000	$0
Total Audit Fees and Expenses	$1,264,000	$1,147,000
Audit Related:
Benefit Plan Audits	$0	$0
Tax:
Tax Compliance and Consulting Services	$351,300	$337,000
All Other:
Research Service License	$1,500	$1,500
Total Fees and Expenses	$1,616,800	$1,485,500

The Audit Committee has adopted procedures requiring prior approval of particular engagements for services rendered by the Company’s independent auditors. Consistent with applicable laws, the procedures permit one or more members of the Audit Committee to approve such services pursuant to authority delegated by the Audit Committee, provided the Audit Committee is informed.

           COMPENSATION DISCUSSION AND ANALYSIS

The Company believes that compensation should be heavily influenced by the Company’s financial performance and presence in the market for its products, long-term growth and strategic positioning, as well as regulatory and ethics compliance.  The role of a particular executive in relation to these criteria is considered in setting overall compensation.  To assure the proper mix of short and long term incentives to encourage a balance between focus on short and long term performance and to attract, motivate and retain executives, the Company’s executive compensation involves a mix of up to four components:

•	salary, based on position, past performance, responsibilities, market conditions and years of service;
•	an annual performance bonus, generally based on corporate-wide or division-specific earnings-related objectives measured over the course of a particular year;
•	equity compensation, designed to align executive interests with those of shareholders and to encourage long-term retention; and
•	certain perquisites, such as car allowances and supplemental insurance and similar arrangements.

In addition to the components of compensation, the Compensation Committee has a policy requiring that each component of compensation (other than the perquisites) must depend, at least in a substantial part, on the employee’s level of compliance with regulatory and ethics requirements.  In addition to the structure and amounts of compensation as summarized above and detailed below, the Company also provides executives with standard benefits, which are also described below.

I.   Salary

A named executive officer’s (an “NEO”) salary is generally related to past performance, responsibilities, market conditions and years of service.  Absent a promotion or some other unusual circumstance, salaries are reviewed once per year, with annual increases also influenced by overall corporate performance measured in terms of a variety of factors, including increases in revenue, cash flow, earnings, long term growth and strategic positioning.   The purpose of the salary is to provide a fixed level of compensation that is reasonable in light of competitive market conditions and appropriate based on the NEO’s responsibilities and performance.

The Chief Executive Officer’s performance is reviewed annually by the Compensation Committee, in the April/May time frame, with the Compensation Committee making final recommendations to the Board of Directors following the annual shareholders meeting in May.  Under the terms of the Chief Executive Officer’s employment agreement, there is a specified minimum level of salary and deferred compensation that must be awarded to the CEO.  For Mr. E. Corasanti, those amounts were $300,000 in salary, and $100,000 in deferred compensation, which the Board increased as of 2000 so as to provide for a minimum of $200,000 per year in deferred compensation.  For Mr. J. Corasanti, under the terms of his employment agreement as amended as of October 31, 2006 and effective as of January 1, 2007, the minimum amounts were $450,000 in salary, and $150,000 in deferred compensation.  In 2006, as a result of interim raises in salary, the base salary for Mr. E. Corasanti, the Chief Executive Officer in 2006, was increased by 4% from $450,500 to $468,520.

For executives other than the Chief Executive Officer, the process involves self-assessments which are submitted to the Chief Executive Officer, who in turn makes recommendations to the Compensation Committee.  All executive officer raises are implemented based on recommendations submitted to the Compensation Committee at a meeting of the Compensation Committee in the April/May time frame, with the final decisions made by the Compensation Committee and Board of Directors following the annual shareholders meeting in May.  In all cases, however, salary levels depend in substantial part on satisfactory performance with respect to regulatory (FDA) compliance and ethics compliance as determined by the Vice President of Corporate Regulatory Affairs and the General Counsel, respectively.

The Compensation Committee reviews compensation at a group of companies consisting of other public companies, which are either medical device companies or companies in the same geographic area as CONMED.  Some of the peer companies are larger, and some smaller when measured both with respect to revenues and/or market capitalization.  The purpose of the review is to ensure that the Company’s overall compensation levels, and the components thereof, are appropriate for a company of CONMED’s revenues, market capitalization, location and in light of the nature of the medical device business, although there is no fixed formula or percentile which the Company strives to meet.  The list of such companies included the following (with

CONMED listed simply to show its relative position among the peer companies) based on information available as of December 31, 2006:

Name (Symbol)	Revenues	Market Cap	Description

Teleflex (TFX)	$2,647	$2,519	Device Company
Biomet (BMET)	$2,026	$10,110	Device Company
CR Bard (BCR)	$1,986	$8,559	Device Company
Carrols Corporation	$751	$226	Syracuse, New York Company
(TAST)
CONMED	$647	$647	New York Device Company
Arrow (ARRO)	$482	$1,594	Device Company
Dj Orthopedics (DJO)	$413	$999	Device Company
Arthrocare (ARTC)	$263	$1,094	Device Company
PAR Technology (PTC)	$209	$129	New Hartford, New York Company
CardioDynamics (CDIC)	$30	$51	Device Company

The Compensation Committee may revise the list of peer companies used for benchmarking purposes as appropriate in light of changes in the Company’s revenues and market capitalization.

The Company increased NEOs salaries by 4% during 2006, with the amount determined to be appropriate when balancing the performance of the Company being lower than expected in 2005 with the need to attract and retain management.

 II.  Non-Equity Incentive Plans

The Company’s compensation policy is to use the Executive Incentive Plan to create incentives for management to attain short-term goals.  The purpose of the Executive Incentive Plan is to focus management on meeting annual goals that contribute to the long-term success of the Company.  To achieve this end, performance criteria and target award percentages are established toward the early part of the year, with the approval of the Compensation Committee and the Board of Directors at the meeting typically held in late February or early March (when the Company’s budget is also approved).  The criterion on which payouts from the Executive Incentive Plan is based is earnings per share net of unusual charges or credits for corporate executives and earnings before interest and taxes for divisional executives.  In 2006, the target excluded the effects of equity compensation expense under FAS 123(R) as this was the first year in which the Company was required to expense equity compensation.  In addition, incentive payments are contingent on satisfactory performance with respect to regulatory (FDA) compliance and ethics compliance as determined by the Vice President of Corporate Regulatory Affairs and the General Counsel, respectively.

Target incentives for NEOs ranged from 30% to 70% of base salary for NEOs with corporate-wide responsibility, with the target incentive ranging from 30% to 100% for Mr. Murray, whose responsibilities were division-specific.  These bonus levels are established to reflect what the Company believes to be the proper mix of compensation being “at-risk” based on Company performance.  The actual incentive earned by NEOs was 65% of salary in the case of the NEOs whose incentives depended on corporate-wide results.  The actual corporate-wide results were $1.12 per share, which exceeded the target of $1.00 per share, in both cases with respect to net income net of unusual charges and credits and FAS 123(R) expense.  Unusual charges in 2006 consisted of $46.7 million in goodwill impairment charges, $12.6 million in charges related to transition-integration related costs, $1.9 million in plant closure costs, $1.4 million related to the termination of a product offering, $0.6 million related to the settlement of a patent dispute, and $0.7 million in loss on early extinguishment of debt.  For Mr. Murray, the actual incentive earned was 71% of salary, based on the Electrosurgery division exceeding targeted earnings.

In addition to target incentive awards, certain executive officers may also receive an incentive award even if they do not meet the targeted level.  This occurs when an executive officer demonstrates strong efforts, and it is believed the officer deserves an award for such efforts to encourage long-term retention.  During 2006, all NEOs reached their targeted levels and therefore received an award based on such performance.

III.  Equity Compensation

The Company’s compensation policy contemplates that equity compensation in the form of stock options, stock appreciation rights (“SAR”) or restricted stock units (“RSU”) will be awarded in a manner that aligns the interests of NEOs with those of shareholders.  Equity compensation is also designed to encourage long-term retention, and to provide a counter-balance to the incentives offered by the Executive Incentive Plan which depend on short-term performance goals.

The Company’s equity compensation awards generally provide for five year vesting periods.  The exercise price on all outstanding options and SARs is equal to the quoted fair market value of the stock at the date of grant.  RSUs are valued at the market value of the underlying stock on the date of grant.  Stock options, SARs and RSUs are non-transferable other than on death and generally become exercisable over a five year period from date of grant.  Stock options and SARs expire ten years from date of grant.  SARs are only settled in shares of the Company’s stock.

Equity compensation awards for NEOs are structured so that a significant portion of such compensation, generally consisting of SARs, is rewarded only when shareholder wealth is increased.  A second, and more recent component of equity compensation, are RSUs which are designed to create both an incentive for management to increase shareholder wealth while also creating a disincentive for management to engage in risky activities that may decrease shareholder wealth.  Unlike SARs, which have no value to NEOs if the common stock price falls below the fair value on the date of grant, RSUs place employees in a situation where not only do they stand to gain if the share price increases, but they also stand to lose if the share price decreases.  NEOs receive a greater percentage of equity compensation in the form of SARs than RSUs.  In general, the unit ratio of SARs to RSUs is 2.5 to 1.

The equity compensation is generally intended to represent a greater proportion of overall compensation depending on responsibility within the Company.  The precise percentages depend on the assumptions used in calculating the value of the equity compensation.  While RSUs can be fairly easily valued based on the stock price on the date of the awards, SARs are valued based on the calculations of FAS 123(R).  During 2006, the weighted average fair value on SARs granted in 2006 was $8.92  per share.  Accordingly, the range of equity compensation as a percentage of overall compensation ranges from approximately 11% to 30% for the NEOs.  In this fashion, a significant portion of the compensation to NEOs is in the form of “at-risk” compensation, the value of which is realized is directly related to the performance of the Company’s common stock.   During 2006, the NEOs received RSUs and SARs amounting to 25,000 units and 62,500 rights, respectively, for Mr. E. Corasanti and Mr. J. Corasanti, 4,000 units  and 10,000 rights, respectively, for Mr. Shallish and Mr. Jonas and 2,000 units and 5,000 rights, respectively, for Mr. Murray.   The issuances of such RSUs and SARs is determined based on the appropriate value to attract and retain the executive officers as well as to align management’s interests with those of the shareholders.

For NEOs, the process for the awarding of equity compensation coincides with annual salary increases.  The Chief Executive Officer makes recommendations to the Compensation Committee as to the equity compensation for other NEOs.    All awards to NEOs are implemented based on recommendations submitted to the Compensation Committee at a meeting of the Compensation Committee in the April/May time frame, with the final decisions made by the Compensation Committee and Board of Directors following the annual shareholders meeting in May.

IV.  RetirementBenefits

All employees in the United States are eligible to participate in the Retirement Pension Plan and Retirement Savings Plan.  The following summary of the terms of these plans is qualified in its entirety by reference to the complete plan documents.

Retirement Pension Plan

As of January 1, 2004, the Aspen Laboratories, Inc. Retirement Plan (“Aspen Plan”) and the Linvatec Corporation Income Plan (“Linvatec Plan”) were merged with the CONMED Corporation Pension Plan “D” (“CONMED Plan”) which was renamed the CONMED Corporation Retirement Pension Plan (“Retirement Plan”).

Under the Retirement Plan, upon the later of the attainment of age 65 or the completion of 5 years of participation, employees are entitled to annual pension benefits equal to the greater of: (a) 1.65% of a participant's average monthly compensation multiplied by years of benefit service with the product being reduced by 0.65% of a participant’s monthly covered wages multiplied by years of benefit service (not to exceed 35) or (b) the benefit the participant would have been entitled to prior to December 31, 2003. Special plan provisions exist for early retirement, deferred retirement, death or disability prior to eligibility for retirement and lump sum benefit payments. A participant is 100% vested after five years of service. The participant may elect one of the following forms of payment: lump sum distribution for benefits earned through December 31, 2003, single life annuity or joint and survivor annuity.

For employees who met the eligibility requirements of the CONMED Plan as of December 31, 2003, the calculation of benefits under the Retirement Plan is the greater of (i) the benefit earned under the CONMED Plan as of December 31, 2003 is calculated or (ii) the benefit under the new formula provided by the Retirement Plan is calculated based on the date of retirement or otherwise terminate employment.

For employees who met the eligibility requirements of the Linvatec Plan as of December 31, 2003, the calculation of benefits under the Retirement Plan is the greater of (i)  the benefit earned under the Linvatec Plan as of December 31, 2003 is calculated or (ii) the benefit under the new formula provided by the Retirement Plan is calculated based on the date of retirement or otherwise terminate employment.

For employees who met the eligibility requirements of the Aspen Plan as of December 31, 2003, the calculation of benefits under the Retirement Plan is the greater of (i)  the benefit earned under the Aspen Plan as of December 31, 2003 is calculated or (ii) the benefit under the new formula provided by the Retirement Plan is calculated based on the date of retirement or otherwise terminate employment.

Retirement Savings Plan

The Savings Plan is a tax-qualified retirement savings plan pursuant to which all employees are eligible after completing three months of service, including the NEO’s who meet the Plan’s requirements.  A participant can contribute 1 to 50 percent (16% prior to January 1, 2002) of his or her annual compensation, as defined, up to the maximum annual limitations as provided by the Internal Revenue Code (“IRC”). The Company matches 50 percent of each participant's contribution up to a maximum of 6 percent of participant compensation.  All employee contributions are fully vested upon contribution.  All matching contributions vest upon completion of five years of service.

  V.  Perquisites

The Company also provides certain perquisites to the NEOs, which generally consist of the following.  These perquisites are given either as a means to attract and retain top talent or as part of a negotiated employment contract.

A.  Car Allowances.  For car allowances, the amounts of the allowances range from approximately $7,200 to $9,100, with the amount generally consisting of an allowance, although in limited cases the Company has also leased the NEOs’ cars directly.

B.  Supplemental Insurance:  Long term care insurance has been purchased by the Company for the following NEOs and their spouses:  Eugene R. Corasanti, Joseph J. Corasanti, Robert D. Shallish, Jr. and Daniel S. Jonas.

C.  Reimbursement of Country Club Dues:  The Company reimburses the following NEOs for costs incurred in connection with membership fees to country clubs and/or other similar clubs: Eugene R. Corasanti, Joseph J. Corasanti, Robert D. Shallish, Jr. and Daniel S. Jonas.

D.  Contractual Perquisites:  In the case of Eugene R. Corasanti and Joseph J. Corasanti, the Company is contractually obligated to reimburse certain legal or accounting fees.  In light of the uncertainty surrounding split-dollar life insurance premiums following the enactment of the Sarbanes-Oxley Act of 2002 and its implementing regulations, and because the Company had a prior contractual commitment to provide such insurance, the Company agreed to provide payments to Mr. J. Corasanti in an amount sufficient to allow him to continue to pay the premiums due on a split-dollar life insurance policy. During 2006, $56,298 was awarded to Mr. J. Corasanti, of which $31,442 related to premium and $24,856 was intended as a “gross-up” to reimburse Mr. J. Corasanti for the tax liability created by the payment.

VI.  Employment Contracts

As a general matter, NEOs are employees at will and have no employment contracts.  The exceptions to this general policy are the employment agreements for the Vice Chairman, who was formerly the CEO and the CEO as well as Change in Control severance agreements for all NEOs.

A.  Vice Chairman Employment Agreement

During 2006, the Company entered into an agreement with Mr. E. Corasanti pursuant to which he would serve as a Vice Chairman available to advise the Chief Executive Officer and to perform such other dues as required by the CEO and/or Board of Directors.  Mr. Corasanti’s salary will be at least $104,000 per year, and he will also receive such equity compensation as may be granted by the Compensation Committee of the Board of Directors.  Mr. E. Corasanti will also be entitled to receive the accrued deferred compensation benefit starting in 2007 that he would otherwise have received had he retired as of December 31, 2006.  The value of the deferred compensation payout over ten years is expected to be $5,219,809, plus interest.  In addition, Mr. E. Corasanti is entitled to certain benefits under his prior employment agreement, including health insurance, pension, disability and other benefits generally available to all Company employees, as well as the continuation of certain perquisites such as an automobile allowance, club memberships and life and health insurance benefits during Mr. E. Corasanti’s life and the life of his wife.

B.  CEO Employment Agreement

Consistent with the Company’s compensation policy, the Board of Directors believes that compensation of Joseph J. Corasanti, the Company’s Chief Executive Officer, should be heavily influenced by company performance, long-term growth and strategic positioning, as well as regulatory and ethics compliance. Therefore, although there is necessarily non-performance-based pay reflected in providing a salary to him, major elements of the compensation package are directly tied to company performance, long-term growth and strategic positioning. Mr. J. Corasanti has an employment agreement with the Company, extending from January 1, 2000 through December 31, 2009 (the “CEO Employment Agreement”).  This agreement was amended and restated as of November 12, 2004 whereby Mr. J. Corasanti began serving as the Chief Operating Officer of the Company and received an annual salary of not less than $375,000.  Mr. J. Corasanti also received deferred compensation of $100,000 per year with interest at 10% per annum for payments accrued through December 31, 2004, with payments of $125,000 to accrue in each year commencing December 31, 2005 with interest at two percent above prime per annum, payable upon his departure or retirement, or to his beneficiaries at death.  This agreement was amended October 31, 2006 to become effective January 1, 2007 to increase the minimum base annual salary to $450,000 and to increase the minimum award of deferred compensation to $150,000 per annum before interest in connection with Mr. J. Corasanti assuming the expanded role and responsibilities of the Chief Executive Officer (“CEO”) position.  Mr. J. Corasanti is entitled to participate in the Company’s employee equity compensation plan and pension and other employee benefit plans and such bonus or other compensatory arrangements as may be determined by the Board of Directors. Mr. J. Corasanti is also entitled to be paid an amount sufficient after the payment of applicable taxes to permit Mr. J. Corasanti to purchase certain life insurance policies. In the event that the Board of Directors should fail to re-elect Mr. J. Corasanti as chief executive officer or should terminate his employment for reasons other than just cause, Mr. J. Corasanti will become entitled to receive a lump sum payment equal to the result of multiplying the greater of three or the number of years and fraction thereof then remaining in the term of employment by his base annual salary plus the average of the bonuses, deferred compensation and incentive compensation awarded to Mr. Corasanti during the three fiscal years prior to such early termination, and shall continue to receive other employment benefits, for the greater of three years or the balance of the CEO Employment Agreement’s term. In the event of Mr. J. Corasanti’s death or disability, Mr. J. Corasanti or his estate or beneficiaries will be entitled to receive 100% of his base annual salary and other employment benefits (other than deferred compensation) for the balance of the CEO Employment Agreement’s term and in the case of  life and health insurance benefits, such coverage will continue through the terms of his and his wife’s lives. If, during the term of Mr. J. Corasanti’s employment under the CEO Employment Agreement and within two years after a Change in Control, his employment with the Company is terminated by the Company, other than for Cause or by him for Good Reason (as such capitalized terms are defined in the Employment Agreement), Mr. J. Corasanti will be entitled to receive (a) a lump sum payment equal to three times the sum of (i) his highest annual base salary during the 12-month period immediately prior to his termination, plus (ii) the highest annual bonus awarded to Mr. J. Corasanti during the three years prior to such termination; (b) continued coverage under the benefit plans in which he participates for a period of three years from the date of such early termination; (c) a lump sum payment equal to the aggregate amount credited to his deferred compensation account; and (d) awards for the calendar year of such termination under incentive plans maintained by the Company as though any performance or objective criteria used in determining such awards were satisfied.  In 2006, Mr. Corasanti’s annual salary was increased from $397,500 to $413,400, representing a 4% increase.  In addition, Mr. J. Corasanti was awarded $125,000 in deferred compensation in 2006.

C.  Change In Control Severance Agreements

As a general rule, the Company does not enter into separate severance or employment agreements other than with the Chief Executive Officer and the Vice Chair.  The Company, however, does have outstanding agreements with the NEOs. These agreements provide that the NEOs will not, in the event of the commencement of steps to effect a Change of Control (defined generally as an acquisition of 25% or more of the outstanding voting shares or a change in a majority of the Board of Directors) voluntarily leave the employ of the Company until the potential Change of Control has been terminated or until a Change of Control has occurred.

In the event of a termination of the individual’s employment other than for cause as that term is defined in the agreement, or if the executive resigns for good reason as that term is defined within the agreement, within two years and six months of a Change of Control, the NEO is entitled to three years’ salary and bonus (calculated as the largest bonus earned by the executive in the preceding three years), retirement benefits equal to the benefits he would have received had he completed three additional years of employment, continuation of all life, accident, disability, health, or other fringe benefits for three years, as well as a gross-up for any excise or other tax that may become due as a result of such Change of Control.

The Board of Directors of the Company may terminate any such agreement upon three years prior written notice. The Board of Directors may also, at any time, terminate an agreement with respect to any NEO who is affiliated with any group seeking or accomplishing a Change of Control.

All of the Company’s equity compensation awards contain provisions that accelerate vesting upon a change in control, which is defined generally as an acquisition of 25% or more of the outstanding voting shares or a change in a majority of the Board of Directors.

D.  Split-Dollar Life Insurance

Prior to December 31, 2001, the Company had paid all premiums on certain split-dollar life insurance policies with face amounts totaling $1,597,567 for the benefit of Eugene R. Corasanti. The Company has not paid or accrued premiums since fiscal year 2001. Premiums paid by the Company in prior years are treated by the Company as a loan to Mr. Eugene Corasanti, and at December 31, 2006, the aggregate amount due the Company from Mr. E. Corasanti related to these split-dollar life insurance policies is $281,272. This amount (and loans, if any, for future premiums) will be repaid to the Company on Mr. E. Corasanti’s death and the balance of the policy will be paid to Mr. E. Corasanti’s estate or beneficiaries.

The Company likewise had historically paid certain premiums associated with split-dollar life insurance policies with face amounts totaling $2,500,000 for the benefit of Joseph J. Corasanti. The Company has not paid or accrued premiums since fiscal year 2001. Premiums paid by the Company in prior years are treated by the Company as a loan to Mr. J. Corasanti, and at December 31, 2006, the aggregate amount due the Company from Mr. J. Corasanti related to these split-dollar life insurance policies is $279,740. This amount (and loans, if any, for future premiums) will be repaid to the Company on Mr. J. Corasanti’s death and the balance of the policy will be paid to Mr. J. Corasanti’s estate or beneficiaries.

In connection with the enactment of the Sarbanes-Oxley Act of 2002 (the “Act”) and the general prohibition against loans to officers, subject to an exception for certain pre-existing loan arrangements, the Board of Directors and management opted, as of October 2002, to stop making the premium payments which previously had been accounted for as loans pending further clarification of the regulations and interpretation of the Act. The policies for which the Company had previously been funding premium payments have cash balances sufficient to permit the payment of premiums. The Board of Directors and management may, however, elect to resume such payments if management and the Board of Directors conclude that the obligation to make such payments was maintained by the Company on the date of the enactment of the Act and was not materially modified pursuant to Section 402 of the Act and the implementing regulations, or if such payments are otherwise permitted.

VII.  Role of Executive Officers in Compensation Decisions

The CEO makes recommendations to the Compensation Committee regarding compensation decisions for the other NEOs.

In addition to the process outlined above, the Vice President of Corporate Regulatory Affairs provides input with respect to regulatory (FDA) compliance, and the General Counsel provides input with respect to ethics compliance, which input can have a substantial impact on compensation decisions.

VIII.  Tax Considerations.

Although the Company’s Board of Directors, including its Compensation Committee, retains full discretion to structure executive compensation in the best overall interests of the Company, the Board of Directors will consider the implications of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder in structuring and managing executive compensation. The Board’s consideration of Section 162(m) may include, among other things, structuring compensation as qualified performance-based compensation, requesting that executive officers defer compensation in excess of $1 million per year, [and requesting that executive officers delay the exercise of stock options if such exercise would lead to the related compensation being non-deductible under Section 162(m)]

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The role of the Compensation Committee is to assist the Board of Directors in its oversight of the Company’s compensation philosophy in consultation with the Company’s management.  The Compensation Committee is also responsible for recommending to the Board of Directors the compensation for the Chief Executive Officer and all of the Company’s executive officers.

Pursuant to the terms of the Vice Chairman and CEO Employment Agreements, the Compensation Committee and the Board of Directors establish the annual salary of Eugene R. Corasanti and Joseph J. Corasanti. The Compensation Committee establishes the compensation plans and specific compensation levels for the Company’s other executive and senior officers. The Compensation Committee administers the Company’s equity compensation plans.

The Compensation Committee and the Board of Directors believe that the compensation plans for all officers, including the Chief Executive Officer and the President, must seek to strike a balance between financial goals and targets and regulatory compliance and ethical behavior.  As a matter of corporate policy, compensation plans include short-term financial goals, and incentives for long term growth, aligning the interests of management and key employees with those of shareholders and rewarding management and employees for creation of shareholder value, and recognizing that Conmed is a medical device manufacturer and a public company.  Compensation plans for management have three components: the annual salary, a non-equity incentive plan, and equity compensation.  As a matter of corporate policy, each component of compensation must depend on the employee’s level of compliance with regulatory and ethics requirements.

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee,

William D. Matthews (Chair)	Bruce F. Daniels
Stephen M. Mandia

Summary Compensation Table

(a)	(b)	( c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total
Eugene R. Corasanti, Chief Executive Officer	2006	$461,750	$0	$62,620	$69,961	$304,538	$218,948	$42,333	$1,160,150

Joseph J. Corasanti, President & Chief Operating Officer	2006	$408,332	$0	$62,620	$219,944	$268,710	$45,146	$83,755	$1,088,507

Robert D. Shallish, Jr., Chief Financial Officer and Vice President- Finance	2006	$232,414	$0	$10,025	$158,037	$152,559	$37,310	$22,432	$612,777

David R. Murray, President - CONMED Electrosurgery	2006	$266,000	$0	$5,002	$74,400	$189,370	$23,759	$13,797	$572,328

Daniel S. Jonas, General Counsel & Vice President – Legal Affairs	2006	$210,488	$0	$10,025	$153,642	$138,096	$10,605	$20,694	$543,550

(1)
Salary reflects actual salary earned during 2006.  Annual salary levels are adjusted annually following the Annual Shareholder meeting.  Accordingly, salary levels listed in Compensation Discussion and Analysis (the “CDA”) may not match amounts actually paid during the course of the year.

(2)	There were no bonuses earned during the year.
(3)
Amounts in this column reflect the expense recognized by the Company for accounting purposes calculated in accordance with FASB Statement of Financial Accounting Standards No. 123 (revised 2004) (“FAS 123R”) with respect to restricted stock units (“RSUs”) granted in 2006. The assumptions made in the valuation of these awards are set forth in Note 8, Shareholder’s Equity, to the Consolidated Financial Statements in Item 15 to Company’s 2006 Annual Report on Form 10-K (available at http://www.conmed.com). Under FAS 123R, RSUs are amortized over five years. RSUs are discussed in the CD&A and in the Grants of Plan-Based Awards table of this Proxy Statement.

(4)
Amounts in this column reflect the expense recognized by the Company for accounting purposes calculated in accordance with FAS 123R with respect to stock appreciation rights (“SARs”) granted in 2006 and stock options granted in prior years. The assumptions made in the valuation of these awards are set forth in Note 8, Shareholder’s Equity, to the Consolidated Financial Statements in Item 15 to the Company’s 2006 Annual Report on Form 10-K. Under FAS 123R,  SARs are amortized over five years.  Stock Options and SARs are discussed in the CD&A and in the Grants of Plan

Based Awards table of this Proxy Statement.
(5)	Non-Equity Incentive Compensation represents earnings under the Company’s Executive Incentive Plan as more fully described in the CD&A.
(6)
Amounts in this column represent the increase in the actuarial value of defined benefit plans during 2006.  Actuarial value is computed based on FASB Statement No. 87 assumptions discussed in Note 10, Employee Benefit Plans, to the Consolidated Financial Statements in Item 15 to CONMED’s 2006 Annual Report on Form 10-K.  In addition, Eugene R. Corasanti and Joseph J. Corasanti also earn deferred compensation as more fully described in the CD&A.  This table reflects only that interest earned on deferred compensation amounts that are considered to be above-market. This above market interest in 2006 amounted to $193,491 and $32,837 for Eugene R. Corasanti and Joseph J. Corasanti, respectively.

(7)
All Other Compensation consists of the following: (i) company contributions, if any, to employee 401(k) plan accounts on the same terms offered to all other employees, (ii) payments relating to automobile leases and/or allowances,  (iii) payments for supplemental long term care insurance policies for E. Corasanti, J. Corasanti, R. Shallish, and D. Jonas, (iv) reimbursement for country club and/or other club membership fees for E. Corasanti, J. Corasanti, R. Shallish, and D. Jonas, (v) tax services for J. Corasanti and D. Jonas, and (vi) airline club fees for D. Jonas.   The amount attributable to each perquisite or benefit for each named executive officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such named executive officers, except as described below.

With respect to Mr. J. Corasanti, All Other Compensation also includes reimbursements for certain insurance policy premiums in the amount of $31,442 and the related tax “gross-up” as provided for in his Amended and Restated Employment Agreement, which is further described in the CD&A.  All other compensation does not include the costs for health insurance, long-term disability insurance, life insurance and other benefits generally available to other employees on the same terms as those offered to the officers listed above.

Grants of Plan-Based Awards

(a)	(b)	( c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Eugene R. Corasanti	5/16/2006 5/16/2006	- - -	- - 140,556	- - 327,964	- - -	- - -	- - -	- 25,000 -	62,500 - -	$19.93 - -	$556,663 $498,250 -

Joseph J. Corasanti	5/16/2006 5/16/2006	- - -	- - 124,020	- - 289,380	- - -	- - -	- - -	- 25,000 -	62,500 - -	$19.93 - -	$556,663 $498,250 -

Robert D. Shallish, Jr.	5/16/2006 5/16/2006	- - -	- - 70,412	- - 164,294	- - -	- - -	- - -	- 4,000 -	10,000 - -	$19.93 - -	$89,066 $79,720 -

David R. Murray	5/16/2006 5/16/2006	- - -	- - 79,800	- - 266,000	- - -	- - -	- - -	- 2,000 -	5,000 - -	$19.93 -	$44,533 $39,860 -

Daniel S. Jonas	5/16/2006 5/16/2006	- - -	- - 63,737	- - 148,719	- - -	- - -	- - -	- 4,000 -	10,000 - -	$19.93 - -	$89,066 $79,720 -

(1)
Non-Equity Incentive Compensation represents earnings under the Company’s Executive Incentive Plan.  The target compensation represents 30% of the NEO’s salary.  The maximum compensation represents 70% of all NEO’s salary with the exception of Mr. Murray who was entitled to up to 100% of salary under the Plan.

(2)
The amounts shown in column (i) represent the total restricted stock units awarded to the named executive officers.  Such awards vest over a period of five years and are valued at the market price of the stock on the date of grant.

(3)	The amounts shown in column (j) represent the total number of stock appreciation rights awarded to the named executive officers. Such awards vest over a period of five years.

Outstanding Equity Awards at Fiscal Year-End

(a)	(b)	( c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (13)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Eugene R. Corasanti	12,293 75,000 112,500 125,000 10,000 - -	- - - - - 62,500(1) -	- - - - - - -	$19.83 $20.06 $25.89 $25.03 $31.40 $19.93 -	4/27/2009 2/25/2012 5/14/2012 5/18/2014 5/17/2015 5/16/2016 -	- - - - - - 25,000	- - - - - - $578,000	- - - - - - -	- - - - - - -

Joseph J. Corasanti	30,005 7,507 15,008 75,005 37,501 67,502 42,187 112,500 75,000 125,000 125,000 - -	- - - - - - - - 50,000(2) - - 62,500(1) -	- - - - - - - - - - - - -	$16.75 $15.00 $19.83 $18.54 $16.42 $14.22 $21.01 $25.89 $17.74 $25.03 $31.40 $19.93 -	12/11/2007 5/19/2008 4/27/2009 8/24/2009 5/16/2010 5/15/2011 12/18/2011 5/14/2012 5/20/2013 5/18/2014 5/17/2015 5/16/2016 -	- - - - - - - - - - - - 25,000	- - - - - - - - - - - - $578,000	- - - - - - - - - - - - -	- - - - - - - - - - - - -

Robert D. Shallish, Jr.	30,002 7,507 15,006 7,504 7,506 15,005 12,000 9,000 4,000 3,000 - -	- - - - - - 3,000(3) 6,000(4) 6,000(5) 12,000(6) 10,000(7) -	- - - - - - - - - - - -	$16.75 $15.00 $19.83 $16.42 $9.17 $14.22 $25.89 $17.74 $25.03 $31.40 $19.93 -	12/11/2007 5/19/2008 4/27/2009 5/16/2010 10/11/2010 5/15/2011 5/14/2012 5/20/2013 5/18/2014 5/17/2015 5/16/2016 -	- - - - - - - - - - - 4,000	- - - - - - - - - - - $92,480	- - - - - - - - - - - -	- - - - - - - - - - - -

David R. Murray	8,000 1,000 - -	12,000 (8) 4,000 (9) 5,000 (10) -	- - - -	$22.29 $31.40 $19.93 -	8/16/2014 5/17/2015 5/16/2016 -	- - - 2,000	- - - $46,240	- - - -	- - - -

Outstanding Equity Awards at Fiscal Year-End (continued)

Daniel S. Jonas	7,504 505 6,002 8,000 6,000 6,000 4,000 3,000 - -	- - - 2,000(3) 4,000(11) 4,000(12) 6,000(5) 12,000 (6) 10,000 (7) -	- - - - - - - - - -	$19.83 $9.17 $14.22 $25.89 $17.74 $19.83 $25.03 $31.40 $19.93 -	4/27/2009 10/11/2010 5/15/2011 5/14/2012 5/20/2013 8/11/2013 5/18/2014 5/17/2015 5/16/2016 -	- - - - - - - - - 4,000	- - - - - - - - - $92,480	- - - - - - - - - -	- - - - - - - - - -

(1)	Scheduled to vest in equal installments of 12,500 shares per year beginning May 16, 2007 and at each May 16th thereafter through 2011.
(2)	Scheduled to vest in equal installments of 25,000 shares on May 20, 2007 and May 20, 2008.
(3)	Scheduled to vest on May 14, 2007.
(4)	Scheduled to vest in equal installments of 3,000 shares on May 20, 2007 and May 20, 2008.
(5)	Scheduled to vest in equal installments of 2,000 shares on May 18, 2007, May 18, 2008 and May 18, 2009.
(6)	Scheduled to vest in equal installments of 3,000 shares on May 17, 2007, May 17, 2008, May 17, 2009 and May 17, 2010.
(7)	Scheduled to vest in equal installments of 2,000 shares per year beginning May 16, 2007 and at each May 16th thereafter through 2011.
(8)	Scheduled to vest in equal installments of 4,000 shares per year on August 16, 2007, August 16, 2008 and August 16, 2009.
(9)	Scheduled to vest in equal installments of 1,000 shares on May 17, 2007, May 17, 2008, May 17, 2009 and May 17, 2010.
(10)	Scheduled to vest in equal installments of 1,000 shares per year beginning May 16, 2007 and at each May 16th thereafter through 2011.
(11)	Scheduled to vest in equal installments of 2,000 shares per year on May 20, 2007 and May 20, 2008.
(12)	Scheduled to vest in equal installments of 2,000 shares per year on August 11, 2007 and August 11, 2008.
(13)
Scheduled to vest in equal installments of 5,000 units per year for Mr. E. Corasanti and Mr. J. Corasanti, 800 units per year for Mr. Shallish and Mr. Jonas, and 400 units per year for Mr. Murray beginning May 16, 2007 and at each May 16th thereafter through 2011.

Option Exercises and Stock Vested(1)

(a)	(b)	( c)	(d)	(e)
	Option Awards (1)		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Eugene R. Corasanti	-	-	-	-

Joseph J. Corasanti	-	-	-	-

Robert D. Shallish, Jr.	3,006	$25,972	-	-

David R. Murray	-	-	-	-

Daniel S. Jonas	-	-	-	-

(1)	Amount relates to stock option exercises during 2006.
(2)	Calculated by multiplying the number of shares purchased by the difference between the exercise price and the market price of CONMED Corporation common stock on the date of exercise.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the CONMED Corporation Retirement Pension Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.  Information regarding the Retirement Pension Plan can be found under the heading “Retirement Pension Plan” in the CD&A.

(a)	(b)	( c)	(d)	(e)
Name	Plan Name	Nunber of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During the Last Fiscal Year ($)

Eugene R. Corasanti (1)	CONMED Corporation Retirement Pension Plan	32	$25,457	$92,857

Joseph J. Corasanti	CONMED Corporation Retirement Pension Plan	13	$99,134	$0

Robert D. Shallish, Jr.	CONMED Corporation Retirement Pension Plan	16	$332,548	$0

David R. Murray (2)	CONMED Corporation Retirement Pension Plan	2	$46,385	$0

Daniel S. Jonas	CONMED Corporation Retirement Pension Plan	7	$50,626	$0

(1)	Mr. E. Corasanti’s present value of accumulated benefits has been reduced by benefit payments received since attaining retirement age as defined in the Pension Plan.
(2)	Mr. Murray may not be entitled to receive such amounts as he is not yet vested in the plan.

Non-Qualified Deferred Compensation (1)

The table below shows the Company contributions and aggregate earnings related to the deferred compensation.  Deferred compensation is provided to Mr. E. Corasanti and Mr. J. Corasanti as described in their respective employment agreements.  Refer to the sections title “Vice Chairman Employment Agreement” and “CEO Employment Agreement” in CD&A for further details.

(a)	(b)	( c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (2)

Eugene R. Corasanti	$0	$200,000	$456,346	$0	$5,219,809

Joseph J. Corasanti	$0	$125,000	$78,719	$0	$1,000,280

Robert D. Shallish, Jr.	$0	$0	$0	$0	$0

David R. Murray	$0	$0	$0	$0	$0

Daniel S. Jonas	$0	$0	$0	$0	$0

(1)	Amounts included above and also in the Summary Compensation Table include $193,491 and $32,837 for Mr. E. Corasanti and Mr. J. Corasanti, respectively.
(2)	Amount included above is payable over a period of up to 120 months with interest.

Potential Payments on Termination or Change-in-Control

Termination/No Change In Control

The below table represents the earnings Eugene R. Corasanti and Joseph J. Corasanti would receive if terminated on December 31, 2006 and no change in control had occurred.  The table assumes the termination occurred without just cause.

Name (1)	Salary Continuation or Severance ($)	Benefits or Perquisites ($) (3)	Pension Benefit ($) (4)	Enhanced Pension Benefit ($)	Deferred Compensation ($) (6)	Accelerated Option/SAR Vesting ($) (7)	Accelerated RSU Vesting ($) (7)
Eugene R. Corasanti	$0	$349,505	$25,457	$0	$5,219,809	$26,737	$77,511

Joseph J. Corasanti	$2,154,890 (2)	$1,346,723	$99,134	$22,877 (5)	$1,000,280	$40,588	$77,511

(1)
Mr. E. Corasanti and Mr. J. Corasanti are entitled to earnings upon termination as defined in their respective employment agreements.  If Mr. E. Corasanti were terminated with just cause, he would be entitled to all of the above disclosed compensation with the exception of equity awards.  If Mr. J. Corasanti were terminated with just cause, he would be entitled to salary and benefits through the end of the month of termination, payment of deferred compensation as defined in his employment agreement and an additional pro rata amount of such deferred compensation for the year of termination.
(2)	Amount represents three multiplied by the sum of salary and the average of bonus, deferred compensation, and incentive compensation earned over the past three years.
(3)	Amount includes the present value total of all life time benefits (including life and health insurance) and the present value of total perquisites for three years.
(4)	Amount represents the accumulated pension benefit earned as of December 31, 2006.
(5)	Amount represents an additional three years of pension benefit Mr. J. Corasanti would be entitled to.
(6)	Amount represents the undiscounted value of deferred compensation as of December 31, 2006. This amount would be payable over a period up to 120 months with interest.
(7)
Reflects the increase in the present value of these awards resulting from the acceleration of the vesting date and elimination of the risk of forfeiture calculated in accordance with Internal Revenue Code Section 280G.

All other NEOs are subject to the severance policy as set forth for all eligible employees.  This policy allows for 1½ weeks of severance pay for each year of service, not to exceed 26 weeks.

Termination/Change In Control

This table includes amounts payable as a result of a termination following a change in control.  A change in control is defined generally as an acquisition of 25% or more of the outstanding voting shares or a change in a majority of the Board of Directors.  Change in control benefits are provided in accordance with each NEO’s Change in Control Agreement.

Name	Salary Continuation or Severance ($)	Benefits or Perquisites ($)	Pension Benefit ($)	Enhanced Pension Benefit ($)	Deferred Compensation ($) (7)	Accelerated Option/SAR Vesting ($) (8)	Accelerated RSU Vesting ($) (8)	Section 280G Gross-Up ($) (9)
Eugene R. Corasanti (1)	$2,298,865 (3)	$100,436 (4)	$0	$0	$5,219,809	$26,737	$77,511	$0

Joseph J. Corasanti (2)	$2,154,890	$1,346,723	$99,134 (5)	$22,877 (6)	$1,000,280	$40,588	$77,511	$2,500,951

Robert D. Shallish, Jr.	$1,154,919 (3)	$40,827 (4)	$0	$0	$0	$5,940	$12,402	$482,726

David R. Murray	$1,366,110 (3)	$46,290 (4)	$0	$0	$0	$3,082	$6,201	$606,821

Daniel S. Jonas	$1,045,752 (3)	$50,516 (4)	$0	$0	$0	$5,386	$12,402	$475,221

(1)
Mr. E. Corasanti would receive the change in control benefits under his Change in Control Agreement if a change in control were to occur within twelve months following the Effective Date (January 1, 2007) of his Employment Agreement.  Subsequent to such time, Mr. E. Corasanti would receive the same benefits as if he were terminated without just cause, except he would also receive the Internal Revenue Code Section 280G Gross-up.

(2)
Mr. J. Corasanti would receive the same payments and benefits as if he were terminated without just cause per his employment agreement, except he would also receive the Internal Revenue Code Section 280G Gross-up.  This is because the employment agreement has more favorable payments and benefits than his Change in Control Agreement and therefore supersedes the Change in Control Agreement.

(3)	Amount represents three multiplied by the sum of the highest salary and bonus earned over the past twelve months.
(4)	Amount includes the present value of life and health insurance and total perquisites for three years.
(5)	Amount represents the accumulated pension benefit earned by Mr. J. Corasanti as of December 31, 2006.
(6)	Amount represents an additional three years of pension benefit Mr. J. Corasanti would be entitled to.
(7)
Amount represents the undiscounted value of deferred compensation as of December 31, 2006 for Mr. E. Corasanti and Mr. J. Corasanti.  This amount would be payable over a period up to 120 months with interest.

(8)
Reflects the increase in the present value of these awards resulting from the acceleration of the vesting date and elimination of the risk of forfeiture calculated in accordance with Internal Revenue Code Section 280G.

(9)
Compensation and benefits in excess of three times compensation may be subject to a non-deductible 20% excise tax under Internal Revenue Code 280G. To assure that the actual economic value of change in control benefits is equivalent for all participants, the program provides for a gross-up of this tax. Amounts in this column estimate the tax gross-up assuming a change in control date of December 31, 2006 at a stock price of $23.12 per share.

Director Compensation

Director compensation consists of a mix of three components:  (i) an annual retainer for non-employee directors; (ii) equity compensation for non-employee directors; and (iii) per meeting fees which vary based on the Committee and based on whether the director is a member of the Committee or the chair of the Committee, with the Board of Directors meeting fees varying based on whether the meeting is a full Board of Directors meeting, or a limited or so-called “phone” meeting.

(a)	(b)	( c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Compensation Plan ($)	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Eugene R. Corasanti	$9,500	$0	$0	$0	$0	$0	$ 9,500

Joseph J. Corasanti	$9,500	$0	$0	$0	$0	$0	$ 9,500

Bruce F. Daniels	$52,000	$0	$54,574	$0	$0	$0	$106,574

Jo Ann Golden	$34,500	$0	$54,574	$0	$0	$0	$ 89,074

Stephen M. Mandia	$39,500	$0	$54,574	$0	$0	$0	$ 94,074

William D. Matthews	$41,500	$0	$54,574	$0	$0	$0	$ 96,074

Stuart J. Schwartz	$31,500	$0	$54,574	$0	$0	$0	$ 86,074

 (1)           Amounts in this column reflect the expense recognized by the Company for accounting purposes calculated in accordance with FAS 123R with respect to stock options granted in 2006 and prior years. The assumptions made in the valuation of these awards are set forth in Note 8, Shareholder’s Equity, to the Consolidated Financial Statements in Item 15 to the Company’s 2006 Annual Report on Form 10-K.

The Director Fee Plan shows the current compensation policy with respect to director fees, as well as the compensation policy the Company expects to implement following the 2007 Annual Shareholders Meeting for the directors elected at that time.

Director Fee Plan
		2006	2007 (Proposed to be effective after the Shareholder Meeting)
Annual Retainer (Paid in Quarterly Installments)	Directors (Non-Executive only)	$20,000.00	$25,000.00
	Chairman (None if executive officer)	N/A	Two times the director fee (e.g., $50,000 in 2007)

Equity	Non-employee directors only	4,500	1,000 RSUs
		option 1 year vesting	2,500 SARs
			1 year service requirement for vesting, with delivery then 20% per year or with termination of service

Per Meeting Fees	Board Chair	$1,500 (in person)	$2,500 (in person)
		$500 (by phone)	$1,500 (by phone)

	Board Member	$1,500 (in person)	$1,500 (in person)
		$500 (by phone)	$500 (by phone)

	Audit Committee
	Chair	$1,500.00	$2,000.00
	Member	$500.00	$1,000.00

	Compensation Committee
	Chair	$1,000.00	$1,000.00
	Member	$500.00	$500.00

	Corporate Governance Committee
	Chair	$1,000.00	$1,000.00
	Member	$500.00	$500.00

BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION;
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company’s Board of Directors, which is presently composed of Eugene R. Corasanti, Joseph J. Corasanti, Bruce F. Daniels, Jo Ann Golden, William D. Matthews, Stuart J. Schwartz, and Stephen M. Mandia establishes the compensation plans and specific compensation levels for Eugene R. Corasanti directly (with Messrs. E. Corasanti and J. Corasanti abstaining) and for other executive officers through the Compensation Committee, and administers the Company’s equity incentive plans through the Compensation Committee. As disclosed above, Eugene R. Corasanti, the Chairman of the Board of Directors, is the former Chief Executive Officer of the Company and also serves as an officer of the Company’s subsidiaries. Joseph J. Corasanti, a director of the Company, is as of  January 1, 2007 the President and Chief Executive Officer of the Company, and also serves as an officer of several of the Company’s subsidiaries and is the son of Eugene R. Corasanti.

The Company employs the following persons, who are related to certain officers of the Company in the manner indicated below. Employees who are related to officers and/or directors whose total compensation is less than $120,000 are not listed below.

Employee Name and Position	Officer(s) and/or Directors to whom Employee is Related	Relationship of Employee to Officer
David Corasanti, Program Sales Manager, Endosurgery	Eugene R. Corasanti	Son
	Joseph J. Corasanti	Brother

Alan Rust, Manager, Purchasing and Logistics	William W. Abraham	Son-in-law

Compensation for the above-referenced employees, consisting solely of salary and bonus, ranged from $135,000 to $145,000 during 2006.

In March, 2003, the Audit Committee adopted a written charter specifying that it would pre-approve all transactions in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including without limitation any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.  The charter requirement was incorporated into a policy in November 2003 under which requests for pre-approvals can be submitted to the Chair of the Audit Committee for pre-approval, with the Chair to report any such pre-approvals at the next scheduled meeting of the Audit Committee.   Under the policy, such related person transactions must be approved or ratified by the Audit Committee.  Further, any related-party transaction in which the projected spending is over $50,000 requires management to secure competitive bids to ensure that any proposal is reasonable with respect to costs.  The Committee may also determine that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board.  Related persons include any of our directors or executive officers, and their family members.

In considering whether to approve or ratify any related person transaction, the chair or Committee, as applicable, may consider all factors that they deem relevant to the transaction, including, but not limited to: the size of the transaction and the amount payable to or receivable from a related person; the nature of the interest of the related person in the transaction; the Company’s prior dealings, if any, with the related party; whether the transaction may involve a conflict of interest; and whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with our involving unaffiliated third parties.

To identify related person transactions, at least once a year all directors and executive officers of the Company are required to complete questionnaires seeking, among other things, disclosure with respect to such transactions of which such director or executive officer may be aware.

INSURANCE FOR DIRECTORS AND OFFICERS

The Company has entered into directors and officers’ insurance policies with St. Paul Mercury Insurance Company, Federal Insurance Company and RSUI Group, Inc. covering the period from March 31, 2007 through March 31, 2008 at a total cost of $351,333 which covers directors and officers of the Company and its subsidiaries.

ANNUAL REPORT

The annual report for the fiscal year ended December 31, 2006, including financial statements, is being furnished with this proxy statement to shareholders of record on March 30, 2007. The annual report does not constitute a part of the proxy soliciting material and is not deemed “filed” with the SEC.

III. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of, by each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director and nominee director, by each of the Named Executive Officers (as defined above) and by all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Eugene R. Corasanti (1)	594,426	1.99
Joseph J. Corasanti (2)	749,110	2.51
Bruce F. Daniels (3)	18,562	*
Jo Ann Golden (4)	15,062	*
Daniel S. Jonas (5)	53,899	*
Stephen M. Mandia (6)	12,750	*
William D. Matthews (7)	18,000	*
David R. Murray (8)	11,400	*
Stuart J. Schwartz (9)	19,275	*
Robert D. Shallish, Jr. (10)	107,593	*
Directors and executive officers as a group (18 persons) (11)	2,056,610	6.90
Artisan Partners Limited Partnership (12) 875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202	2,222,400	7.45
Barclay’s Global Investors, N.A. (13) 45 Fremont Street San Francisco, California 94105	3,034,313	10.18
Brandywine Global Investment Fun Management LLC (14) 2929 Arch Street, 8th Floor Philadelphia, PA 19104	1,534,172	5.15
Dimensional Fund Advisors LP (15) 1299 Ocean Avenue Santa Monica, CA 90401	2,350,032	7.88
FMR Corp. (16) 82 Devonshire Street Boston, MA 02109	2,155,456	7.23
Wellington Management Company, LLP (17) 75 State Street Boston, Massachusetts 02109	1,724,500	5.78

Unless otherwise set forth above, the address of each of the above listed shareholders is c/o

CONMED Corporation, 525French Road, Utica, New York 13502

•	*	Less than 1%.

(1)
Includes 347,293 options and SARs exercisable within 60 days, and 5,000 RSUs vested within 60 days. Also includes 8,787 shares owned beneficially by the wife of Eugene R. Corasanti.  Eugene R. Corasanti disclaims beneficial ownership of these shares.

(2)	Includes 719,710 options and SARs, exercisable within 60 days, and 5,000 RSUs vested within 60 days. Also includes 750 shares owned beneficially by the wife of Joseph J. Corasanti. Joseph J. Corasanti is the son of Eugene R. Corasanti.
(3)	Includes 18,000 options exercisable within 60 days. Also includes 562 shares owned beneficially by the wife of Bruce Daniels. Bruce Daniels disclaims beneficial ownership of these shares.
(4)	Includes 13,500 options exercisable within 60 days.
(5)	Includes 52,011 options and SARs exercisable within 60 days, and 800 RSUs vested within 60 days.
(6)	Includes 9,000 options exercisable within 60 days.
(7)	Includes 9,000 options exercisable within 60 days.
(8)	Includes 11,000 options and SARs exercisable within 60 days, and 400 RSUs vested within 60 days.
(9)	Includes 18,000 options exercisable within 60 days.
(10)	Includes 93,528 options and SARs exercisable within 60 days, and 800 RSUs vested within 60 days.
(11)
Includes 1,629,647 options and SARs exercisable within 60 days and 15,480 RSUs vested within 60 days held by the Directors, NEOs and the executive officers of the Company.  Such 1,629,647 shares are equal to approximately 5.47% of the Common Stock outstanding. As of March 31, 2007 the Company’s directors and executive officers as a group (18 persons) are the beneficial owners of 411,483 shares which is approximately 1.38% of the Common Stock outstanding.

(12)
A Schedule 13G filed with the SEC by Artisan Partners Limited Partnership on January 26, 2007 indicates that Artisan Partners had beneficial ownership of 2,222,400 shares of common stock.  Artisan Partners has the shared power to dispose of all such shares, and sole power to vote over 1,908,900 of those shares.  Artisan Partners does not own any of these shares, nor does Artisan Investment Corporation.  The shares are owned by Artisan’s discretionary investment clients, none of whom individually, to its knowledge, has an economic interest in more than 5% of the common stock of the company.

(13)
A Schedule 13G filed with the SEC by Barclays Global Investors, N.A. on January 9, 2007 indicates that Barclays Global Investors, N.A., Barclays Global Fund Advisors, and Barclay Global Investors, LTD beneficially own 3,034,313 shares of Common Stock by virtue of having sole voting power over 2,908,678 shares of Common Stock and sole power to dispose of 3,034,313 shares of Common Stock in their roles as investment advisors for certain funds.

(14)
An amendment to a Schedule 13G filed with the SEC by Brandywine Global Investment Management LLC on February 14, 2007 indicates beneficial ownership of 1,534,172 shares of common stock that are held of record by its clients by virtue of having sole power to vote over 1,517,132 shares, sole power to dispose of 14,400 and shared power to dispose of 1,519,772. The shares are owned by Brandywine’s discretionary investment clients, none of whom individually, to its knowledge, has an economic interest in more than 5% of the common stock of the company.

(15)	A Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 1, 2007 indicates beneficial ownership of and sole power over 2,350,032 shares of common stock.
(16)
An amendment to a Schedule 13G filed with the SEC by FMR Corp. on February 14, 2007 indicates beneficial ownership of 2,155,456 shares of Common Stock that are held of record by its clients by virtue of having sole voting power over 90,199 shares and sole power to dispose of 2,155,456 shares in its capacity as an investment adviser.  The shares are owned by FMR Corp.’s discretionary investment clients, none of whom individually, to its knowledge, has an economic interest in more than 5% of the common stock of the company.

(17)
An amendment to a Schedule 13G filed with the SEC by Wellington Management Company, LLP on February 14, 2007 indicates that Wellington Management Company, LLP may be deemed to beneficially own 1,724,500 shares of Common Stock that are held of record by its clients by virtue of having shared voting power over 1,623,750 shares and shared power to dispose of 1,705,700 shares in its capacity as an investment adviser.

On March 30, 2007, there were 1,066 shareholders of record of the Company’s Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to regulations promulgated by the Securities and Exchange Commission, the Company is required to identify, based solely on a review of reports filed under Section 16(a) of the Securities Exchange Act of 1934, and furnished to the Company pursuant to Rule 16a-3(c) thereunder, each person who, at any time during its fiscal year ended December 31, 2006, was a director, officer or beneficial owner of more than 10% of the Company’s Common Stock that failed to file on a timely basis any such reports. Based on such reports, the Company is not aware of any such failure to file on a timely basis any such reports by any such person that has not previously been disclosed.

        Exhibit A

Article 1.2007 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN
      OF CONMED CORPORATION

The 2007 Non-Employee Director Equity Compensation Plan of CONMED Corporation (this "Plan") is established to attract and retain highly qualified individuals who are not current or former employees of CONMED Corporation (the "Company") as members of the Board of Directors of the Company and to enable them to increase their ownership in the common stock, par value $0.01 per share, of the Company (the "Common Stock").  This Plan will be beneficial to the Company and its stockholders because it will allow these directors to have a greater personal financial stake in the Company through the ownership of the Common Stock, in addition to underscoring their common interest with stockholders in increasing the long-term value of the Common Stock.

1.	DEFINITIONS

“Award” means an award made pursuant to the Plan as described in Section 5.

“Award Agreement” means the written document by which each Award is evidenced.

“Board” means the Board of Directors of the Company.

“Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the applicable rulings and regulations thereunder.

“Committee” means the Compensation Committee of the Board of Directors, as described in Section 2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the applicable rules and regulations thereunder.

“Fair Market Value” means, with respect to a share of Common Stock on any day, the closing price of the Common Stock on the principal securities exchange on which the shares of Common Stock are then traded, or, if not traded, the price set by the Committee.

“Non-Employee Directors” has the meaning ascribed in Section 3.

“Prior Plan” means the Stock Incentive Plan for Non-Employee Directors of CONMED Corporation.

2.	PLAN ADMINISTRATION

(a)           Committee.  The Plan shall be administered by the Committee, which shall consist of at least two members of the Board of Directors who shall be appointed by, and shall serve at the pleasure of, the Board of Directors.  Except as otherwise determined by the Board of Directors, the members of the Committee shall be “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”); provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid.  The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee).

(b)           Authority. The Committee shall have complete control over the administration of the Plan and shall have the authority in its sole discretion to (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan and all Award Agreements, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) make all determinations necessary or advisable in administering the Plan, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) amend the Plan to reflect changes in applicable law, (vii) grant Awards and determine who shall receive Awards, (viii) amend any outstanding Award Agreement to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised, or to waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or reflect a change in the grantee’s circumstances, and (ix) determine whether, to what extent and under what circumstances and method or methods (A) Awards

        Exhibit A

may be (1) settled in cash, shares of Common Stock, other securities, other Awards or other property, (2) exercised or (3) canceled, forfeited or suspended (including, without limitation, canceling underwater stock appreciation rights without any payment to the grantee), (B) shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the grantee thereof or of the Committee and (C) Awards may be settled by the Company, any of its subsidiaries or affiliates or any of its or their designees.  Other than as provided in Section 4(b), the Committee shall not be permitted to reduce the reference price of a stock appreciation right after such Award has been granted.

(c)           Actions.  Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically).  Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.  The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive.  The Committee may allocate among its members and delegate to any person who is not a member of the Committee any of its administrative responsibilities.

(d)           Board Authority.  Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan.  The Board shall have all of the authority and responsibility granted to the Committee herein.

(e)           No Liability.  No member of the Board or the Committee or any employee of the Company or its subsidiaries or affiliates (each such person, a “Covered Person”) shall have any liability to any person (including any grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.  Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice.  The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

3.	ELIGIBILITY

All members of the Board who are not current or former employees of the Company or any of its subsidiaries ("Non-Employee Directors") are eligible to participate in this Plan.

4.	SHARES AVAILABLE

(a)           Number of Shares Available.  Subject to adjustment pursuant to Section 4(b), the total number of shares of Common Stock which may be delivered pursuant to Awards granted under the Plan shall not exceed 125,000 shares plus the number of shares of Common Stock that remain available for issuance under the Prior Plan as of the effective date of this Plan.  No further grants may be made under the Prior Plan after the effective date of this Plan.  If any Award under this Plan (or any award granted under the Prior Plan) is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock or shares of Common

        Exhibit A

Stock are surrendered or withheld from any Award under this Plan (or any award granted under the Prior Plan) to satisfy a grantee’s income tax or other withholding obligations, then the shares covered by such forfeited, terminated or canceled Award (or award under the Prior Plan) or which are equal to the number of shares surrendered or withheld shall become available to be delivered pursuant to Awards granted or to be granted under this Plan.  Shares of Common Stock which may be delivered pursuant to Awards may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or otherwise acquired for the purposes of the Plan.

(b)           Recapitalization Adjustment.  In the event that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Common Stock such that the failure to make an adjustment to an Award would not fairly protect the rights represented by the Award in accordance with the essential intent and principles thereof, then the Committee shall, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of shares of Common Stock covered by such outstanding Award, the type of property to which the Award is subject and the reference price of such Award).

5.	TYPES OF AWARDS

(a)           Stock Appreciation Rights.

(1)           Grant.  The Committee may grant stock appreciation rights in reference to shares of Common Stock, in such amounts and subject to such terms and conditions as the Committee may determine.  The form, terms and conditions of each stock appreciation right shall be determined by the Committee and shall be set forth in an Award Agreement.  Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such stock appreciation rights as well as the conditions or circumstances upon which such stock appreciation rights may be accelerated, extended, forfeited or otherwise modified.

(2)           Price.  The price referenced by each stock appreciation right shall be fixed by the Committee at the time such Award is granted, but in no event shall it be less than the Fair Market Value of a share of Common Stock on the date on which the Award is granted.  Such exercise price shall thereafter be subject to adjustment pursuant to Section 4(b) hereof.

(3)           Exercise.  After receiving notice from the grantee of the exercise of a stock appreciation right for which payment will be made by the Company partly or entirely in shares of Common Stock, the Company shall, subject to the provisions of the Plan or any Award Agreement, deliver the shares of Common Stock.

(4)           Duration.  The duration of any stock appreciation right granted under this Plan shall be for a period fixed by the Committee but shall in no event be more than ten (10) years.

(b)           Restricted Stock Units. The Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee shall determine.  A grantee of a restricted stock unit will have only the rights of a general unsecured creditor of the Company until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable Award Agreement.  On the delivery date, the grantee of each restricted stock unit not previously forfeited shall receive one share of Common Stock, or cash, securities or other property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee.

(c)           Award Agreements.  Each Award granted under the Plan shall be evidenced by an Award Agreement which shall contain such provisions and conditions as the Committee deems appropriate.  By accepting an Award pursuant to the Plan, a grantee thereby agrees that the Award shall be subject to all of the

        Exhibit A

terms and provisions of the Plan and the applicable Award Agreement.

6.	AWARD GRANTS

(a)           Automatic Annual Grants.  Each year on the first business day following the Company's Annual Meeting of Stockholders, each individual elected, reelected or continuing as a Non-Employee Director shall automatically receive stock appreciation rights covering 2,500 shares of Common Stock and 1,000 restricted stock units and such Awards shall vest no earlier than the first anniversary of such date (provided that such Awards may be subject to additional restrictions as  contained in an Award Agreement).  Such stock appreciation rights shall have a reference price equal to the Fair Market Value of a share of Common Stock on the date of grant.

(b)           Grants to Newly Appointed Non-Employee Directors. The Board may make other grants of Awards to Non-Employee Directors who are appointed to the Board outside of the context of an election at the Company’s Annual Meeting of Stockholders (grants under this Section 6(b) shall only be in connection with such appointment).

7.	TERMINATION OF SERVICE

Upon termination of service as a Non-Employee Director, such grantee's Awards of stock appreciation rights which are vested shall be exercisable at any time prior to the expiration date of the stock appreciation rights or within one year after the date of such termination, whichever is the shorter period.  Upon termination of service as a Non-Employee Director, the shares of Common Stock underlying such grantee’s Awards of restricted stock units which are then vested shall be delivered to the grantee.  Unless otherwise specified in an Award Agreement, any unvested stock appreciation rights or restricted stock units shall terminate upon the termination of a grantee’s service as a Non-Employee Director.

8.	NO RIGHTS AS A SHAREHOLDER

No grantee of an Award (or other person having rights pursuant to an Award) shall have any of the rights of a shareholder of the Company with respect to shares of Common Stock subject to an Award until the delivery of such shares.  Except as otherwise provided in Section 4(b), no adjustments shall be made for dividends or distributions (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) on, or other events relating to, shares of Common Stock subject to an Award for which the record date is prior to the date such shares are delivered.

9.	AMENDMENT OF THIS PLAN

The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, provided, however, that, no amendment shall materially adversely affect a grantee without such person’s prior written consent.

10.	TAX WITHHOLDING

If the Company shall be required to withhold any amounts by reason of a federal, state or local tax laws, rules or regulations in respect of any Award, the Company shall be entitled to deduct or withhold such amounts from any payments (including, without limitation shares of Common Stock which would otherwise be issued to the grantee pursuant to the Award; provided that, to the extent desired for GAAP purposes, such withholding shall not exceed the statutory minimum amount required to be withheld) to be made to the grantee.

11.	REQUIRED CONSENTS AND LEGENDS

If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action being hereinafter referred to as a “plan action”), then such plan action shall not be taken, in whole or

        Exhibit A

in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.  The Committee may direct that any Certificate evidencing shares delivered pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop order against any legended shares.  The term “consent” as used herein with respect to any plan action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a plan action by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (d) any and all consents by the grantee to (i) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan, (ii) the Company, or its applicable subsidiary or affiliate, deducting amounts from the grantee’s wages, or another arrangement satisfactory to the Committee, to reimburse the Company, or its applicable subsidiary or affiliate, for advances made on the grantee’s behalf to satisfy certain withholding and other tax obligations in connection with an Award and (iii) the Company imposing lockup conditions, sales and transfer procedures and restrictions and hedging restrictions on shares of Common Stock delivered under the Plan and (e) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee.  Nothing herein shall require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

12.	RIGHT OF OFFSET

The Company and its subsidiaries and affiliates shall have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts the grantee then owes to the Company or its subsidiaries or affiliates.

13.	NONASSIGNABILITY

Except to the extent otherwise expressly provided in the applicable Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated, fractionalized, hedged or otherwise disposed of (including through the use of any cash-settled instrument), whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.  Notwithstanding the preceding sentence, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a grantee to transfer any Award to any person or entity that the Committee so determines.  Any sale, transfer, assignment, pledge, hypothecation, fractionalization, hedge or other disposition in violation of the provisions of this Section 13 shall be void.  All of the terms and conditions of this Plan and the Award Agreements shall be binding upon any such permitted successors and assigns.

14.	COMPLIANCE WITH SEC REGULATIONS

It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 under the Exchange Act.  If any provision of the Plan is later found not to be in compliance with such Rule, the provision shall be deemed null and void.  All actions with respect to Awards under the Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended, and any regulations promulgated thereunder.  To the extent that any of the provisions contained herein do not conform with Rule 16b-3 of the Exchange Act or any amendments thereto or any successor regulation, then the Committee may make such modifications so as to conform the Plan and any Awards granted thereunder to the Rule’s requirements.

15.	CHANGE IN CONTROL

(a)           In the event of a Change in Control, as hereinafter defined, (i) each stock appreciation right shall be deemed fully vested and exercisable, (ii) the restrictions applicable to all restricted stock units shall

        Exhibit A

lapse and such restricted stock units shall be deemed fully vested, (iii) all performance conditions shall be deemed satisfied in full, and (iv) all restricted stock units shall be paid in cash if so specified by the Committee.   The amount of any cash payment in respect of a restricted stock unit shall be equal to:  (A) in the event the Change in Control is the result of a tender offer or exchange offer for Common Stock, the final offer price per share paid for the Common Stock or (B) in the event the Change in Control is the result of any other occurrence, the aggregate per share value of Common Stock as determined by the Committee at such time.  The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

(b)           A "Change in Control" shall mean the occurrence of any one of the following events:  (i) any "person" (as such term is defined in Section 3(A)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this clause (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:  (A) by the Company or any of its subsidiaries, (B) by any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Control Transaction (as defined in clause (iii) below); (ii) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of the period, whose election or nomination for election was approved by a vote (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) of at least three-quarters of the Incumbent Directors who remain on the Board, including those directors whose election or nomination for election was previously so approved, shall also be deemed to be an Incumbent Director; provided; however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company (or any such type of transaction involving the Company or any of its subsidiaries that requires the approval of the Company's shareholders, whether for the transaction or the issuance of securities in the transaction or otherwise) (a "Business Combination"), unless immediately following such Business Combination:  (A) more than 60% of the total voting power of the corporation resulting from such Business Combination  (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting powers of such Company Voting Securities immediately prior to the Business Combination, (B) no person (other than any holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such business Combination)) immediately following the consummation of the Business Combination becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions in clauses (A), (B) and (C) is referred to hereunder as a "Non-Control Transaction"); or (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the sale of all or substantially all of its assets.  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

        Exhibit A

16.	NO THIRD PARTY BENEFICIARIES

Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of the Award any rights or remedies thereunder; provided that the exculpation and indemnification provisions of Section 2(e) shall inure to the benefit of a Covered Person’s estate, beneficiaries and legatees.

17.	SUCCESSORS AND ASSIGNS

The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

18.	GOVERNING LAW

This Plan and all rights and obligations under this Plan shall be construed in accordance with and governed by the laws of the State of New York.

19.	EFFECTIVE DATE

This Plan was adopted on March 2, 2007.  This Plan shall become effective upon shareholder approval of the Plan.

20.	TERM

Unless sooner terminated by the Board, this Plan shall terminate on the day before the tenth anniversary of the date the Plan was approved by shareholders; provided that any Award granted prior to the date of such Plan termination shall continue pursuant to its terms and the terms of this Plan.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CONMED CORPORATION	For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS—MAY 17, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	(1) Election of directors	☐	☐	☐

The undersigned hereby appoints Eugene R. Corasanti and Daniel S. Jonas, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of CONMED Corporation (the “Company”) held of record by the undersigned on March 30, 2007, at the Annual Meeting of Shareholders to be held May 17, 2007, and at any adjournment thereof.

NOMINEES:
Eugene R. Corasanti, Bruce F. Daniels,
William D. Matthews, Stuart J. Schwartz, Joseph J. Corasanti,
Stephen M. Mandia, Jo Ann Golden, and Mark E. Tryniski

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
	(2) Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2007.	☐	☐	☐

	(3) Approval of the 2007 Non-Employee Director Equity Compensation Plan	☐	☐	☐

(4) In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

All as more particularly described in the Company’s Proxy Statement, dated April 14, 2007 (the “Company’s Proxy Statement”), relating to such meeting, receipt of which is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDER-SIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2) AND (3) AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

The above signed hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

Please date this Proxy Card and sign your name exactly as it appears hereon.  Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons.

Please be sure to sign and date this Proxy in the box below.	Date
Shareholder sign here Co-holder (if any) sign here

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

CONMED CORPORATION 525 French Road—Utica, New York 13502

PLEASE PROMPTLY MARK, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CONMED CORPORATION	For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS—MAY 17, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS		(1) Election of directors	☐	☐	☐

The undersigned hereby appoints Eugene R. Corasanti and Daniel S. Jonas, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of CONMED Corporation (the “Company”) held of record by the undersigned on March 30, 2007, at the Annual Meeting of Shareholders to be held May 17, 2007, and at any adjournment thereof.
4 0 1 (k)
NOMINEES:
Eugene R. Corasanti, Bruce F. Daniels,
William D. Matthews, Stuart J. Schwartz, Joseph J. Corasanti,
Stephen M. Mandia, Jo Ann Golden, and Mark E. Tryniski

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			For	Against	Abstain
		(2) Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2007.	☐	☐	☐

		(3) Approval of the 2007 Non-Employee Director Equity Compensation Plan	☐	☐	☐

(4) In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

All as more particularly described in the Company’s Proxy Statement, dated April 14, 2007 (the “Company’s Proxy Statement”), relating to such meeting, receipt of which is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDER-SIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2) AND (3) AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

The above signed hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

Please date this Proxy Card and sign your name exactly as it appears hereon.  Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons.

Please be sure to sign and date this Proxy in the box below.	Date
Shareholder sign here Co-holder (if any) sign here

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

CONMED CORPORATION 525 French Road—Utica, New York 13502

PLEASE PROMPTLY MARK, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.